Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-129939


                            CAPITAL GOLD CORPORATION

                        64,464,361 Shares of Common Stock


                     ---------------------------------------


This prospectus relates to the resale of 64,464,361 shares of our common, including 30,460,636 shares of common stock issuable upon the exercise of outstanding warrants and options, that may be offered and sold from time to time by the selling stockholders listed herein.


We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders other than payment of the exercise price of the warrants and options.


Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "CGLD." The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on January 26, 2006, was $0.36.


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Please see the risk factors beginning on page 5 to read about certain factors you should consider before buying shares of common stock.


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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is January 30, 2006

                               PROSPECTUS SUMMARY

In the following summary, we have highlighted information that we believe is the most important about us. However, because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision. When used in this prospectus, the terms "we," "our" and "us" refer to Capital Gold Corporation and not to the selling stockholders. You should also see the "Glossary" for definitions of some of the terms used to describe our business.

About Capital Gold

Through a wholly-owned subsidiary and an affiliate, Capital Gold Corporation owns 100% of 16 mining concessions located in the Municipality of Altar, State of Sonora, Republic of Mexico totaling approximately 3,544 hectares (8,756 acres or 13.7 square miles). We are in the process of constructing and developing an open-pit gold mining operation to mine two of these concessions. We sometimes refer to the planned operations on these two concessions as the El Chanate project.

We plan to construct a surface gold mine and facility at El Chanate capable of producing about 2.6 million metric tons per year of ore from which we anticipate recovering about 44,000 to 48,000 ounces of gold per year, over a six year mine life. We are following the updated feasibility study (the "2005 Study") for the El Chanate project prepared by M3 Engineering of Tucson, Arizona which was completed in October 2005. The original feasibility study (the "2003 Study") was completed by M3 Engineering in August 2003. Since completion of the 2003 Study, both the price of gold and production costs have increased and equipment choices have broadened from those identified in the 2003 Study.

The 2005 Study includes the following changes from the 2003 Study:

o     an increase in the mine life from five to six years,
o     an increase in the base gold price from $325/oz to $375/oz,
o     use of a mining contractor,
o     revised mining, processing and support costs,
o stockpiling of low grade material for possible processing in year six, if justified by gold prices at that time,
o a reduced size for the waste rock dump and revised design of reclamation waste dump slopes,
o     a revised process of equipment selection and
o     evaluation of the newly acquired water well for processing the ore.


Pursuant to the 2005 Study, our estimated mine life is now six years as opposed to five years and the ore reserve is 367,880 ounces of gold present in the ground (up 9,880 ounces). Of this, we anticipate recovering approximately 264,846 ounces of gold (up 16,846 ounces) over a six year life of the mine. The targeted cash cost (which include mining, processing and on-property general and administrative expenses) per the 2005 Study is $259 per ounce (up $29 per ounce). The 2005 Study contains the same mining rate as the 2003 Study of 7,500 metric tonnes per day of ore. We also have commissioned an engineering study to analyze the benefits of expanding production rates beyond 7,500 metric tonnes per day of ore. The 2005 Study takes into consideration a different crushing system than the one contemplated in the 2003 Study. The crushing system referred to in the 2005 Study is a new more modern system, that, we believe will be faster to install and provide more efficient processing capabilities than the used equipment referred to in the 2003 Study. Equipment for the crushing system has been selected and we plan to purchase this equipment, once financing is available. In addition, the 2005 Study assumes a contractor will mine the ore and haul it to the crushers. In the 2003 Study, we planned to perform these functions. We engaged a mining contractor in December 2005. Please see "Our Business-Sonora, Mexico; El Chanate; Work To Date."

Our principal executive offices are located at 76 Beaver Street, 26th floor, New York, NY10005, and our telephone number is (212) 344-2785.

The Offering


Common stock to be offered
by the selling stockholders ........64,464,361 Shares

Common stock outstanding
prior to this offerng ..............101,624,496 Shares


Use of Proceeds ....................We will not receive any of the proceeds from the sale of the shares of common stock
                                    because they are being offered by the
                                    selling stockholders and we are not offering any shares for sale under this prospectus, but we may receive proceeds from the exercise of warrants and options held by the selling stockholders. We will apply such proceeds, if any, toward the construction of our mining operation in Mexico, and for working capital. See "Use of Proceeds."

Over-The-Counter Bulletin
Board symbol .......................CGLD


The 64,464,361 shares of our common stock offered consist of:

      o Up to 27,297,000 shares of common stock issuable upon the exercise of outstanding warrants;
      o Up to 763,636 shares of common stock issuable upon the exercise of outstanding options; and
      o Up to 36,403,725 shares of common stock owned by certain of the selling stockholders.


Summary Financial Data


In the table below, we provide you with our summary historical financial data. We have prepared this information using our audited financial statements for each of the five years in the period ended July 31, 2005 and our unaudited financial statements for the three months ended October 31, 2004 and October 31, 2005. Operating results for the three months ended October 31, 2005 are not necessarily indicative of the results that may be expected for the year ending July 31, 2006.


It is important that you read this summary historical financial data in conjunction with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

Statement of Operations Data


                                                              For the Years Ended
                             ------------------------------------------------------------------------------------
                                                                    July 31,
                             ------------------------------------------------------------------------------------
                                  2001             2002               2003             2004              2005
                             ------------      ------------      ------------      ------------      ------------
                            (consolidated)    (consolidated)    (consolidated)    (consolidated)    (consolidated)
Revenues                     $         --      $         --      $         --      $         --      $         --
                             ------------      ------------      ------------      ------------      ------------
Mine Expenses                $    982,585      $    709,961      $  1,028,899      $    673,050      $    851,374
                             ------------      ------------      ------------      ------------      ------------
General and
     Administrative          $  1,432,327      $    639,652      $    770,629      $    687,722      $  1,005,038
                             ------------      ------------      ------------      ------------      ------------

Stock Based
    Compensation             $  7,002,500      $    222,338      $    288,623      $    379,033      $    187,844
                             ------------      ------------      ------------      ------------      ------------
Depreciation                 $      3,823      $      3,105      $         --      $         --      $      7,431
                             ------------      ------------      ------------      ------------      ------------
Total Other
  Income (Expense)           $      2,969      $  2,027,810      $    (11,735)     $   (950,005)     $     46,005
                             ------------      ------------      ------------      ------------      ------------
 Minority Interest           $         --      $     54,543      $    180,625      $     51,220      $         --
                             ------------      ------------      ------------      ------------      ------------
Write Down of Mining,
   Milling and  Other
  Property and Equipment     $         --      $    999,445      $         --      $    300,000      $         --
                             ------------      ------------      ------------      ------------      ------------
Net Loss                     $ (9,418,266)     $   (492,148)     $ (1,919,261)     $ (2,938,590)     $ (2,005,682)
                             ------------      ------------      ------------      ------------      ------------


For the Three Months Ended

                                                        October 31,
                                           ------------------------------------
                                                2004                  2005
                                           ---------------      ---------------
                                           (consolidated)        (consolidated)
                                             (unaudited)           (unaudited)

Revenues                                   $           -0-      $           -0-
                                           ---------------      ---------------
Mine Expenses                              $       179,968      $       540,551
                                           ---------------      ---------------
General and Administrative                 $       152,007      $       289,347
                                           ---------------      ---------------
Stock Based Compensation                   $        29,260      $           -0-
                                                                ---------------
Depreciation                               $           -0-      $         8,570
                                           ---------------      ---------------
Total Other Income (Expense)               $         5,140      $        25,506
                                           ---------------      ---------------
 Minority Interest                         $           -0-      $           -0-
                                           ---------------      ---------------
Write Down of Mining,
   Milling and  Other
  Property and Equipment                   $           -0-      $           -0-
                                           ---------------      ---------------
Net Loss                                   $      (356,095)     $      (812,962)
                                           ---------------      ---------------

Balance Sheet Data


                                                           As of  July 31,
                         -------------------------------------------------------------------------------------------
                               2001                2002               2003               2004              2005
                         --------------      --------------     --------------     --------------     --------------
                         (consolidated)      (consolidated)     (consolidated)     (consolidated)     (consolidated)
Working Capital          $       (3,301)     $    1,192,871     $      105,661     $      182,939     $    4,239,991
                         --------------      --------------     --------------     --------------     --------------
Total Assets             $    1,564,428      $    2,056,851     $      761,607     $      485,753     $    5,551,871
                         --------------      --------------     --------------     --------------     --------------
Stockholders' Equity     $    1,438,591      $    1,622,119     $      651,000     $      281,594     $    5,269,055
                         --------------      --------------     --------------     --------------     --------------


                                                        As of October 31,
                                                     2005               2004
                                               --------------     --------------
                                               (consolidated)     (consolidated)
                                                 (unaudited)        (unaudited)

Working Capital                                $    3,353,056     $      153,724
                                               --------------     --------------
Total Assets                                   $    4,669,602     $      447,359
                                               --------------     --------------
Stockholders' Equity                           $    4,408,954     $      252,472
                                               --------------     --------------

                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks related to our business and operations

      We have not generated any operating revenues. If we are unable to commercially develop our mineral properties, we will not be able to generate profits and our business may fail.

To date, we have no producing properties. As a result, we have no current source of operating revenue and we have historically operated and continue to operate at a loss. Our ultimate success will depend on our ability to generate profits from our properties. Our viability is largely dependent on the successful commercial development of our El Chanate gold mining project in Sonora, Mexico.

      We lack operating cash flow and rely on external funding sources. If we are unable to continue to obtain needed capital from outside sources until we are able to generate positive cash flow from operations, we will be forced to reduce or curtail our operations.


We do not generate any positive cash flow from operations and we do not anticipate that any positive cash flow will be generated for some time. Our primary focus is the development of our El Chanate project which, we anticipate, will cost between $17.5 and $18.5million. We also anticipate non-mine related operating expenses of approximately $1.4 million. In February 2005, we raised approximately $6.2 million in a private placement, in November 2005 we received a commitment letter from Standard Bank Plc. (formerly, Standard Bank London Limited) for a project finance facility of up to US$12 million for our El Chanate project and in December 2005 and January 2006 we raised approximately $721,000 in gross proceeds from the exercise of warrants. Funding the Standard Bank facility is subject to the negotiation, execution, and delivery of definitive financing documentation, as well as the completion of certain conditions, including raising additional funds necessary for construction and working capital. Accordingly, we will need to obtain additional capital from outside sources. To the extent that we need to obtain additional capital, management intends to raise such funds through bank financing, the sale of our securities, the sale of a royalty interest in the future production from the El Chanate concessions and/or joint venturing with one or more strategic partners. We cannot assure that adequate additional funding will be available. If we are unable to obtain needed capital from outside sources, we will be forced to reduce or curtail our operations.


      Our year end audited financial statements contain a "going concern" explanatory paragraph. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our financial statements included in this report have been prepared.


Our consolidated financial statements for the year ended July 31, 2005 and the period ended October 31, 2005 included herein have been prepared on the basis of accounting principles applicable to a going concern. Our auditors' report on the year end consolidated financial statements contained herein includes an additional explanatory paragraph following the opinion paragraph on our ability to continue as a going concern. A note to these consolidated financial statements describes the reasons why there is substantial doubt about our ability to continue as a going concern and our plans to address this issue. Our July 31, 2005 and October 31, 2005 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our consolidated financial statements have been prepared. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources; Plan of Operations."

      If we are unable to obtain a crushing system and other equipment for our Mexican concessions at an acceptable cost, our anticipated results of operations from mining at these concessions, once mining commences, may be adversely affected.


We have identified a US supplier to acquire a crushing system, including conveyors, that consist of new equipment. We plan to use this equipment at our El Chanate project. We need to consummate the Standard Bank financing before we acquire this equipment. If we are unable to obtain requisite equipment at an acceptable cost, our planned mining operations and our anticipated results of operations from mining at these concessions, once mining commences, may be adversely affected. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources; Plan of Operations."


      We will be using reconditioned and used equipment which could adversely affect our cost assumptions and our ability to economically and successfully mine the project.

We plan to use reconditioned and used carbon column collection equipment to recover gold. Such equipment is subject to the risk of more frequent breakdowns and need for repair than new equipment. If the equipment that we use breaks down and needs to be repaired or replaced, we will incur additional costs and operations may be delayed resulting in lower amounts of gold recovered. In such event, our capital and operating cost assumptions may be inaccurate and our ability to economically and successfully mine the project may be hampered, resulting in decreased revenues and, possibly, a loss from operations.

      As a result of the projected short mine life of six years, if major problems develop, we will have limited time to correct these problems and we may have to cease operations earlier than planned.

Pursuant to the 2005 Study, the mine life will be only six years. If major problems develop in the project, or we fail to achieve the operating efficiencies or costs projected in the feasibility study, we will have limited time to find ways to correct these problems and we may have to cease operations earlier than planned.

      The gold deposit we have identified at El Chanate is relatively small and low-grade. If our estimates and assumptions are inaccurate, our results of operation and financial condition could be materially adversely affected.

The gold deposit we have identified at our El Chanate Project is relatively small and low-grade. If the estimates of ore grade or recovery rates contained in the feasibility study turn out to be higher than the actual ore grade and recovery rates, if costs are higher than expected, or if we experience problems related to the mining, processing of, or recovery of gold from, ore at the El Chanate project, our results of operation and financial condition could be materially adversely affected. Moreover, it is possible that actual costs and economic returns may differ materially from our best estimates. It is not unusual in the mining industry for new mining operations to experience unexpected problems during the start-up phase and to require more capital than anticipated. There can be no assurance that our operations at El Chanate will be profitable.

      We have a limited number of prospects. As a result, our chances of commencing viable mining operations are dependent upon the success of one project.

Our only current properties are the El Chanate concessions and our Leadville properties. At present, we are not doing any substantive work at our Leadville properties and, in fact, have written these properties off. Our El Chanate concessions are owned by one of our wholly-owned subsidiaries, Oro de Altar. Santa Rita, another of our Mexican subsidiaries leases the land and claims at El Chanate from Oro de Altar. FG, our former joint venture partner, has the right to receive five percent of Santa Rita's annual dividends, when declared. We currently do not have operations on either of our properties, and we must commence such operations to receive revenues. Accordingly, we are dependent upon the success of the El Chanate concessions.

      Gold prices can fluctuate on a material and frequent basis due to numerous factors beyond our control. If and when we commence production, our ability to generate profits from operations could be materially and adversely affected by such fluctuating prices.


The profitability of any gold mining operations in which we have an interest will be significantly affected by changes in the market price of gold. Gold prices fluctuate on a daily basis. During 2005, the fixed price for gold on the London Exchange has fluctuated between $411.10 and $537.50 per ounce. Gold prices are affected by numerous factors beyond our control, including:


      o     the level of interest rates,
      o     the rate of inflation,
      o     central bank sales,
      o     world supply of gold and
      o     stability of exchange rates.

Each of these factors can cause significant fluctuations in gold prices. Such external factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The price of gold has historically fluctuated widely and, depending on the price of gold, revenues from mining operations may not be sufficient to offset the costs of such operations.

      Our material property interests are in Mexico. Risks of doing business in a foreign country could adversely affect our results of operations and financial condition.

We face risks normally associated with any conduct of business in foreign countries with respect to our El Chanate project in Sonora, Mexico, including various levels of political and economic risk. The occurrence of one or more of these events could have a material adverse impact on our efforts or future operations which, in turn, could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition. These risks include the following:

      o     labor disputes,
      o     invalidity of governmental orders,
      o uncertain or unpredictable political, legal and economic environments,
      o     war and civil disturbances,
      o     changes in laws or policies,
      o     taxation,
      o delays in obtaining or the inability to obtain necessary governmental permits,
      o     governmental seizure of land or mining claims,
      o     limitations on ownership,
      o     limitations on the repatriation of earnings,
      o     increased financial costs,
      o import and export regulations, including restrictions on the export of gold, and
      o     foreign exchange controls.

These risks may limit or disrupt the project, restrict the movement of funds or impair contract rights or result in the taking of property by nationalization or expropriation without fair compensation.

      We anticipate selling gold in U.S. dollars; however, we incur a significant amount of our expenses in Mexican pesos. If and when we sell gold, if applicable currency exchange rates fluctuate our revenues and results of operations may be materially and adversely affected.

If and when we commence sales of gold, such sales will be made in U.S. dollars. We incur a significant amount of our expenses in Mexican pesos. As a result, our financial performance would be affected by fluctuations in the value of the Mexican peso to the U.S. dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure; however, pursuant to the commitment letter from Standard Bank Plc. we will be required to implement such measures. If and when these measures are implemented, there can be no assurance that such arrangements will be cost effective or be able to fully offset such future currency risks.

      Changes in regulatory policy could adversely affect our exploration and future production activities.

Any changes in government policy may result in changes to laws affecting:

      o     ownership of assets,
      o     land tenure,
      o     mining policies,
      o     monetary policies,
      o     taxation,
      o     rates of exchange,
      o     environmental regulations,
      o     labor relations,
      o     repatriation of income and
      o     return of capital.

Any such changes may affect our ability to undertake exploration and development activities in respect of present and future properties in the manner currently contemplated, as well as our ability to continue to explore, develop and operate those properties in which we have an interest or in respect of which we have obtained exploration and development rights to date. The possibility, particularly in Mexico, that future governments may adopt substantially different policies, which might extend to expropriation of assets, cannot be ruled out.

      Compliance with environmental regulations could adversely affect our exploration and future production activities.

With respect to environmental regulation, environmental legislation generally is evolving in a manner which will require:

      o     stricter standards and enforcement,
      o     increased fines and penalties for non-compliance,
      o     more stringent environmental assessments of proposed projects and
      o a heightened degree of responsibility for companies and their officers, directors and employees.

There can be no assurance that future changes to environmental legislation and related regulations, if any, will not adversely affect our operations. We could be held liable for environmental hazards that exist on the properties in which we hold interests, whether caused by previous or existing owners or operators of the properties. Any such liability could adversely affect our business and financial condition.

      We are not insured against any losses or liabilities that could arise from our operations because we have not commenced operations at El Chanate. Although we plan on obtaining insurance once construction begins, such insurance may not be adequate. If we incur material losses or liabilities because we do not have insurance or our coverage is not adequate, our financial position could be materially and adversely affected.

We are in the process of developing our Mexican concessions and hope to commence mining operations during calendar 2006. If and when we commence mining operations, such operations will involve a number of risks and hazards, including:

      o     environmental hazards,
      o     industrial accidents,
      o     metallurgical and other processing,
      o     acts of God, and
      o     mechanical equipment and facility performance problems.

Such risks could result in:

      o damage to, or destruction of, mineral properties or production facilities,
      o     personal injury or death,
      o     environmental damage,
      o     delays in mining,
      o     monetary losses and /or
      o     possible legal liability.

Industrial accidents could have a material adverse effect on our future business and operations. Although as we move forward in the development of the El Chanate project we plan to obtain and maintain insurance within ranges of coverage consistent with industry practice, we cannot be certain that this insurance will cover the risks associated with mining or that we will be able to maintain insurance to cover these risks at economically feasible premiums. We also might become subject to liability for pollution or other hazards which we cannot insure against or which we may elect not to insure against because of premium costs or other reasons. Losses from such events may have a material adverse effect on our financial position.

      Calculation of reserves and metal recovery dedicated to future production is not exact, might not be accurate and might not accurately reflect the economic viability of our properties.

Reserve estimates may not be accurate. There is a degree of uncertainty attributable to the calculation of reserves, resources and corresponding grades being dedicated to future production. Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only. In addition, the quantity of reserves or resources may vary depending on metal prices. Any material change in the quantity of reserves, resource grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in large tests under on-site conditions or during production.

      We are dependent on the efforts of certain key personnel and we need to retain additional personnel and/or contractors to develop our El Chanate project. If we lose the services of these personnel or we are unable to retain additional personnel and/or contractors, our ability to complete development and operate our El Chanate project may be delayed and our planned operations may be materially adverse affected.

We are dependent on a relatively small number of key personnel, including but not limited to Dave Loder, the General Manager of the El Chanate project, the loss of any one of whom could have an adverse effect on us. In addition, while certain of our officers and directors have experience in the exploration and operation of gold producing properties, we need to retain additional personnel and/or contractors to develop and operate our El Chanate project. Certain of these consultants, including Dave Loder, have already been engaged. There can be no guarantee that such personnel or contractors will be available to carry out such activities on our behalf or be available upon commercially acceptable terms. If we lose the services of our key personnel or we are unable to retain additional personnel and/or contractors, our ability to complete development and operate our El Chanate project may be delayed and our planned operations may be materially adverse affected.

      There are uncertainties as to title matters in the mining industry. We believe that we have good title to our properties; however, any defects in such title that cause us to lose our rights in mineral properties could jeopardize our planned business operations.

We have investigated our rights to explore, exploit and develop our concessions in manners consistent with industry practice and, to the best of our knowledge, those rights are in good standing. However, we cannot assure that the title to or our rights of ownership of the El Chanate concessions will not be challenged or impugned by third parties or governmental agencies. In addition, there can be no assurance that the concessions in which we have an interest are not subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Any such defects could have a material adverse effect on us.

      Should we successfully commence mining operations in Mexico, our ability to remain profitable long term, should we become profitable, eventually will depend on our ability to find, explore and develop additional properties. Our ability to acquire such additional properties will be hindered by competition. If we are unable to acquire, develop and economically mine additional properties, we most likely will not be able to be profitable on a long-term basis.

Gold properties are wasting assets. They eventually become depleted or uneconomical to continue mining. The acquisition of gold properties and their exploration and development are subject to intense competition. Companies with greater financial resources, larger staffs, more experience and more equipment for exploration and development may be in a better position than us to compete for such mineral properties. If we are unable to find, develop and economically mine new properties, we most likely will not be able to be profitable on a long-term basis.

      Our ability on a going forward basis to discover additional viable and economic mineral reserves is subject to numerous factors, most of which are beyond our control and are not predictable. If we are unable to discover such reserves, we most likely will not be able to be profitable on a long-term basis.

Exploration for gold is speculative in nature, involves many risks and is frequently unsuccessful. Few properties that are explored are ultimately developed into commercially producing mines. As noted above, our long-term profitability will be, in part, directly related to the cost and success of exploration programs. Any gold exploration program entails risks relating to

      o     the location of economic ore bodies,
      o     development of appropriate metallurgical processes,
      o     receipt of necessary governmental approvals and

      o construction of mining and processing facilities at any site chosen for mining.

The commercial viability of a mineral deposit is dependent on a number of factors including:

      o     the price of gold,
      o     the particular attributes of the deposit, such as its
            o     size,
            o     grade and
            o     proximity to infrastructure,
      o     financing costs,
      o     taxation,
      o     royalties,
      o     land tenure,
      o     land use,
      o     water use,
      o     power use,
      o     importing and exporting gold and
      o     environmental protection.

The effect of these factors cannot be accurately predicted.

Risks related to ownership of our stock

      There is a limited market for our common stock. If a substantial and sustained market for our common stock does not develop, our stockholders may have difficulty selling, or be unable to sell, their shares.

Our common stock is tradable in the over-the-counter market and is quoted on the Over-The-Counter Bulletin Board. There is only a limited market for our common stock and there can be no assurance that this market will be maintained or broadened. If a substantial and sustained market for our common stock does not develop, our stockholders may have difficulty selling, or be unable to sell, their shares.

      Our stock price may be adversely affected if a significant amount of shares, primarily those offered herein, are sold in the public market.


As of January 27, 2006, approximately 58,300,000 shares of our Common Stock, constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933. More than half of these shares have been registered for public resale. In addition, we have registered 27,297,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 763,636 shares of Common Stock issuable upon the exercise of outstanding options. All of the foregoing shares, assuming exercise of all of the above options and warrants, would represent in excess of 50% of the then outstanding shares of our Common Stock. Registration of the shares permits the sale of the shares in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. To the extent the exercise price of the warrants or options is less than the market price of the Common Stock, the holders of the warrants are likely to exercise them and sell the underlying shares of Common Stock and to the extent that the exercise prices of these securities are adjusted pursuant to anti-dilution protection, the securities could be exercisable or convertible for even more shares of Common Stock. In addition, should we consummate the project finance facility with Standard Bank, we will be required to issue an additional 1,000,000 shares and warrants for an additional 12.6 million shares and to register the foregoing shares and the shares issuable upon exercise of these warrants for public resale. We also may issue shares to be used to meet our capital requirements or use shares to compensate employees, consultants and/or directors. We are unable to estimate the amount, timing or nature of future sales of outstanding Common Stock. Sales of substantial amounts of our Common Stock in the public market could cause the market price for our Common Stock to decrease. Furthermore, a decline in the price of our Common Stock would likely impede our ability to raise capital through the issuance of additional shares of Common Stock or other equity securities.

      We do not intend to pay dividends in the near future.

Our board of directors determines whether to pay dividends on our issued and outstanding shares. The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. Our board does not intend to declare any dividends on our shares for the foreseeable future. We anticipate that we will retain any earnings to finance the growth of our business and for general corporate purposes. In addition, our ability to pay dividends most likely will be restricted by financial covenants in any project finance facility we enter into with Standard Bank or another lender.

      If our Common Stock is deemed to be a "penny stock," trading of our shares would be subject to special requirements that could impede our stockholders' ability to resell their shares.

"Penny stocks" as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission are stocks:

i.    with a price of less than five dollars per share;
ii.   that are not traded on a recognized national exchange;
      o whose prices are not quoted on the NASDAQ automated quotation system; or
iii.  of issuers with net tangible assets equal to or less than
      o -$2,000,000 if the issuer has been in continuous operation for at least three years; or
      o     -$5,000,000 if in continuous operation for less than three years, or
      o of issuers with average revenues of less than $6,000,000 for the last three years.

Our Common Stock is not currently a penny stock because we have net tangible assets of more than $2,000,000. Should our net tangible assets drop below $2,000,000 and we do not meet any of the other criteria for exclusion of our Common Stock from the definition of penny stock, our Common Stock will be a penny stock.

Section 15(g) of the Exchange Act, and Rule 15g-2 of the Securities and Exchange Commission, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer:

i. to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

ii. to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

iii. to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

iv. to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

Should our Common Stock be deemed to be a penny stock, compliance with the above requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them.

                           FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

Certain statements in this prospectus constitute "forwarding-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. All statements other than statements of historical fact, included in this prospectus regarding our financial position, business and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding exploration and mine development and construction plans, costs, grade, production and recovery rates, permitting, financing needs, the availability of financing on acceptable terms or other sources of funding, and the timing of additional tests, feasibility studies and environmental permitting are all forward-looking in nature.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to, the risk factors discussed below, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and other factors referenced in this prospectus. We do not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 USE OF PROCEEDS

Proceeds, if any, from stockholders exercising some or all of the Warrants and Options will be used for the development of our El Chanate project and for working capital.

                                 DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not anticipate paying cash dividends in the foreseeable future. In addition, our ability to pay dividends most likely will be restricted by financial covenants in any project finance facility we enter into with Standard Bank or another lender.

                           PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol " CGLD. "

The following table sets forth the range of high and low closing bid quotes of our Common Stock per quarter for the past two fiscal years and the first fiscal quarter of the year ending July 31, 2006 as reported by the OTC Bulletin Board (which reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessary represent actual transactions).

                                                      Bid

Quarter Ending                                  High  and  Low
--------------                                  --------------

------------------------------------------------------------------
October 31, 2005                               0.26        0.172
------------------------------------------------------------------

------------------------------------------------------------------
July 31, 2005                                  0.24        0.16
------------------------------------------------------------------
April 30, 2005                                 0.40        0.17
------------------------------------------------------------------
January 31, 2005                               0.39        0.23
------------------------------------------------------------------
October 31, 2004                               0.33        0.19
------------------------------------------------------------------

------------------------------------------------------------------
July 31, 2004                                  0.31        0.20
------------------------------------------------------------------
April 30, 2004                                 0.58        0.27
------------------------------------------------------------------
January 31, 2004                               0.65        0.23
------------------------------------------------------------------
October 31, 2003                               0.28        0.20
------------------------------------------------------------------

On January 27, 2006, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.36 per share. As of January 27 2006, there were approximately 1,376 holders of record of our common stock not including holders in street name.


                             SELECTED FINANCIAL DATA


Our selected historical consolidated financial information presented as of July 31, 2001, 2002, 2003, 2004 and 2005 and for each of the five years ended July 31, 2005 was derived from our audited consolidated financial statements. Our selected historical financial information presented as of October 31, 2004 and 2005 and for the three month periods ended October 31, 2004 and 2005 are unaudited. Operating results for the three months ended October 31, 2005 are not necessarily indicative of the results that may be expected for the year ending July 31, 2006. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included.


This information should be read in conjunction with the historical consolidated financial statements and related notes included herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Statements
of Operations Data

                                                                  For the Years Ended
                             ----------------------------------------------------------------------------------------------
                                                                        July 31,
                             ----------------------------------------------------------------------------------------------
                                   2001                2002                2003               2004                 2005
                             --------------      --------------      --------------      --------------      --------------
                             (consolidated)      (consolidated)      (consolidated)      (consolidated)      (consolidated)
Revenues                     $           --      $           --      $           --      $           --      $           --
                             --------------      --------------      --------------      --------------      --------------
Mine Expenses                $      982,585      $      709,961      $    1,028,899      $      673,050      $      851,374
                             --------------      --------------      --------------      --------------      --------------
General and
     Administrative          $    1,432,327      $      639,652      $      770,629      $      687,722      $    1,005,038
                             --------------      --------------      --------------      --------------      --------------

Stock Based
    Compensation             $    7,002,500      $      222,338      $      288,623      $      379,033      $      187,844
                             --------------      --------------      --------------      --------------      --------------
Depreciation                 $        3,823      $        3,105      $           --      $           --      $        7,431
                             --------------      --------------      --------------      --------------      --------------
Total Other
  Income (Expense)           $        2,969      $    2,027,810      $      (11,735)     $     (950,005)     $       46,005
                             --------------      --------------      --------------      --------------      --------------
 Minority Interest           $           --      $       54,543      $      180,625      $       51,220      $           --
                             --------------      --------------      --------------      --------------      --------------
Write Down of Mining,
   Milling and  Other
  Property and Equipment     $           --      $      999,445      $           --      $      300,000      $           --
                             --------------      --------------      --------------      --------------      --------------
Net Loss                     $   (9,418,266)     $     (492,148)     $   (1,919,261)     $   (2,938,590)     $   (2,005,682)
                             --------------      --------------      --------------      --------------      --------------

                           For the Three Months Ended

                                                         October 31,
                                                    2004               2005
                                               --------------    --------------
                                               (consolidated)    (consolidated)
                                                 (unaudited)      (unaudited)

Revenues                                       $          -0-    $          -0-
                                               --------------    --------------
Mine Expenses                                  $      179,968    $      540,551
                                               --------------    --------------
General and Administrative                     $      152,007    $      289,347
                                               --------------    --------------
Stock Based Compensation                       $       29,260    $          -0-
                                               --------------    --------------
Depreciation                                   $          -0-    $        8,570
                                               --------------    --------------
Total Other Income (Expense)                   $        5,140    $       25,506
                                               --------------    --------------
 Minority Interest                             $          -0-    $          -0-
                                               --------------    --------------
Write Down of Mining,
   Milling and  Other
  Property and Equipment                       $          -0-    $          -0-
                                               --------------    --------------
Net Loss                                       $     (356,095)   $     (812,962)
                                               --------------    --------------

Other Cash Flows Data


                                                                       For the Years Ended
                                  ----------------------------------------------------------------------------------------------
                                                                            July 31,
                                  ----------------------------------------------------------------------------------------------
                                       2001                 2002               2003                 2004               2005
                                  --------------      --------------      --------------      --------------      --------------
                                  (Consolidated)      (Consolidated)      (Consolidated)      (Consolidated)      (Consolidated)
Net Cash (Used) in Operations     $   (1,719,539)     $   (1,094,098)     $   (1,889,349)     $   (1,423,372)     $   (1,841,821)
                                  --------------      --------------      --------------      --------------      --------------
Net Cash Provided by
  Investing Activities            $        7,870      $      670,886      $    1,429,249      $        2,992      $     (712,868)
                                  --------------      --------------      --------------      --------------      --------------
Net Cash from Financing
   Activities                     $    1,726,167      $      511,453      $      494,601      $    1,362,776      $    6,598,819
                                  --------------      --------------      --------------      --------------      --------------
Effects of Exchange
   Rates on Cash                  $           --      $       (2,728)     $       62,476      $       19,637      $       28,975
                                  --------------      --------------      --------------      --------------      --------------
Net Increase (Decrease)
   in Cash                        $       14,498      $       85,513      $       96,977      $      (37,967)     $    4,073,105
                                  --------------      --------------      --------------      --------------      --------------


                                                  For the Three Months Ended
                                                          October 31,
                                                   2004                2005
                                             --------------      --------------
                                             (Consolidated)      (Consolidated)
                                               (Unaudited)         (Unaudited)

Net Cash (Used) in Operations                $     (328,380)     $     (777,177)
                                             --------------      --------------
Net Cash Provided (Used) by
  Investing Activities                       $          (93)     $      (17,784)
                                             --------------      --------------
Net Cash from Financing
   Activities                                $      226,820      $       (3,577)
                                             --------------      --------------
Effects of Exchange
   Rates on Cash                             $        6,088      $       (7,138)
                                             --------------      --------------
Net Increase (Decrease)
   in Cash                                   $      (95,565)     $     (805,676)
                                             --------------      --------------

Balance Sheet Data

                                                                    As of  July 31,
                              ------------------------------------------------------------------------------------------
                                    2001               2002               2003               2004              2005
                              --------------     --------------     --------------     --------------     --------------
                              (consolidated)     (consolidated)     (consolidated)     (consolidated)     (consolidated)
Cash                          $       63,920     $      149,433     $      246,410     $      208,443     $    4,281,548
                              --------------     --------------     --------------     --------------     --------------
Total Current Assets          $      122,536     $    1,659,888     $      359,960     $      387,098     $    4,522,807
                              --------------     --------------     --------------     --------------     --------------
Mining Concessions            $           --     $           --     $           --     $       44,780     $       70,104
                              --------------     --------------     --------------     --------------     --------------
Property and
Equipment (Net)               $    1,390,475     $      346,378     $      344,780     $           --     $      650,941
                              --------------     --------------     --------------     --------------     --------------
Intangible Assets (Net)       $           --     $           --     $           --     $           --     $       17,842
                              --------------     --------------     --------------     --------------     --------------
Total Assets                  $    1,564,428     $    2,056,851     $      761,607     $      485,753     $    5,551,871
                              --------------     --------------     --------------     --------------     --------------
Total Current Liabilities     $      125,837     $      467,017     $      254,299     $      204,159     $      282,816
                              --------------     --------------     --------------     --------------     --------------
Stockholders' Equity          $    1,438,591     $    1,622,119     $      651,000     $      281,594     $    5,269,055
                              --------------     --------------     --------------     --------------     --------------

                                                         As of October 31,
                                                       2004             2005
                                                 --------------   --------------
                                                 (consolidated)   (consolidated)
                                                   (unaudited)      (unaudited)

Cash                                             $      112,878   $    3,475,872
                                                 --------------   --------------
Total Current Assets                             $      348,611   $    3,643,704
                                                 --------------   --------------
Equipment (Net)                                  $            0   $      660,927
                                                 --------------   --------------
Total Assets                                     $      447,359   $    4,699,602
                                                 --------------   --------------
Total Current Liabilities                        $      194,887   $      290,648
                                                 --------------   --------------
Stockholders' Equity                             $      252,472   $    4,408,954
                                                 --------------   --------------


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and plan of operations contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.


Result of Operations

Three months ended October 31, 2005 compared to three months ended October 31, 2004

Revenues

We generated no revenues from mining operations during the quarter ended October 31, 2005 and 2004. There were de minimis non-operating revenues during the quarter ended October 31, 2005 and 2004 of approximately $ 25,506 and $5,140, respectively. These non-operating revenues primarily represent interest income.

Costs and Expenses

Over all costs and expenses during the quarter ended October 31, 2005 were $838,468, an increase of $477,233 or 132.1% from the quarter ended October 31, 2004. The primary reason for the significant increase during the quarter ended October 31, 2005 was increases in mine and in selling, general and administrative expenses and depreciation and amortization offset by a reduction in stock based compensation.

In accordance with SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets", we review our long-lived assets for impairment. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. During the year ended October 31, 2002, we performed a review of our Colorado mine and mill improvements and determined that an impairment loss should be recognized. Accordingly, at October 31, 2002, we reduced by $999,445 the net carrying value of certain assets relating to our Leadville, Colorado facility to $300,000. At October 31, 2004, we further reduced the net carrying value to $0, which approximates our management's estimate of fair value.

Mine expenses during the quarter ended October 31, 2005 were $540,551, an increase of $360,583 or 200.4% from the quarter ended October 31, 2004. We believe that the increase in mine expenses resulted primarily from increased professional and engineering and consulting costs and the acquisition of a government permit for approximately $141,000.

Selling, general and administrative expenses during the quarter ended October 31, 2005 were $289,347, an increase of $137,340 or 90.0% from the quarter ended October 31, 2004. We believe that the increase in selling, general and administrative expenses resulted primarily from an increase in professional, consulting fees as well as travel expenses incurred in connection with fund raising efforts during the quarter ended October 31, 2005.

Stock based compensation during the quarter ended October 31, 2005 was $0 compared to $29,260 for the quarter ended October 31, 2004. This decrease resulted from a reduction in the amount of options granted and common stock issued for services rendered during the quarter ended October 31, 2005.

Depreciation and amortization during the quarter ended October 31, 2005 was $8,570 compared to $0 for the quarter ended October 31, 2004. This increase resulted from asset acquisitions during the year ended July 31, 2005 as well as the quarter ended October 31, 2005.

Net Loss

As a result, our net loss for the quarter ended October 31, 2005 was $812,962, which was $456,867 or 128.3% greater than our net loss for the quarter ended October 31, 2004, which was $356,095.

Loss from Changes in Foreign Exchange Rates

During the quarter ended October 31, 2005, we recorded equity adjustments from foreign currency translations of approximately $7,100. These translation adjustments are related to changes in the rates of exchange between the Mexican Peso and the US dollar.

Fiscal year ended July 31, 2005 compared to fiscal year ended July 31, 2004

Revenues

We generated no revenues from mining operations during the fiscal year ended July 31, 2005 and 2004. There were de minimis non-operating revenues during the fiscal year ended July 31, 2005 and 2004 of approximately $46,005 and $4,000, respectively. These non-operating revenues primarily represent interest income.

Costs and Expenses

Over all costs and expenses during the fiscal year ended July 31, 2005 were $2,051,687, an increase of $11,882 or 0.6% from the fiscal year ended July 31, 2004. The primary reason for the increase during the fiscal year ended July 31, 2005 was increases in mine and in selling, general and administrative expenses offset by a reduction in stock based compensation and no impairment loss incurred during the year ending July 31, 2005.

In accordance with SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets", we review our long-lived assets for impairment. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. During the year ended July 31, 2002, we performed a review of our Colorado mine and mill improvements and determined that an impairment loss should be recognized. Accordingly, at July 31, 2002, we reduced by $999,445 the net carrying value of certain assets relating to our Leadville, Colorado facility to $300,000. At July 31, 2004, we further reduced the net carrying value to $0, which approximates our management's estimate of fair value.

Mine expenses during the fiscal year ended July 31, 2005 were $851,374, an increase of $178,324 or 26% from the fiscal year ended July 31, 2004. We believe that the increase in mine expenses resulted primarily from increased professional and engineering and consulting costs as well as continuing development of the mine.

Selling, general and administrative expenses during the fiscal year ended July 31, 2005 were $1,005,038, an increase of $317,316 or 46% from the fiscal year ended July 31, 2004. We believe that the increase in selling, general and administrative expenses resulted primarily from an increase in professional, consulting fees as well as travel expenses and public relations costs incurred in connection with fund raising efforts during the fiscal year ended July 31, 2005.

Stock based compensation during the fiscal year ended July 31, 2005 was $187,844 compared to $379,033 for the fiscal year ended July 31, 2004. This decrease resulted from a reduction in the amount of options granted and common stock issued for services rendered during the fiscal year ended July 31, 2005.

Loss on Joint Venture for the fiscal year ended July 31, 2005 was $0 compared to $800,000 for the fiscal year ended July 31, 2004. The Joint Venture was terminated during the quarter ended April 30, 2004.

Loss on the write-off of minority interest was $0 for the fiscal year ended July 31, 2005 compared to $150,382 for the fiscal year ended July 31, 2004. Since the Joint Venture was terminated during the quarter ended April 30, 2004 there is no longer a minority interest.

Net Loss

As a result, our net loss for the fiscal year ended July 31, 2005 was $2,005,682, which was $932,908 or 32% less than our net loss for the fiscal year ended July 31, 2004, which was $2,938,590.

Loss from Changes in Foreign Exchange Rates

During the fiscal year ended July 31, 2005, we recorded equity adjustments from foreign currency translations of approximately $29,000. These translation adjustments are related to changes in the rates of exchange between the Mexican Peso and the US dollar.

Liquidity and Capital Resources; Plan of Operations


As of October 31, 2005, we had working capital of $3,353,056, down $886,935 from July 31, 2005. Our planned activities over the next twelve months in Mexico, in order of priority, are as set forth below. The activities and the costs may vary materially, especially if there are significant increase in costs related to such items as fuel, construction materials and labor. The following costs are derived from the 2005 Study:


                  Activity                                       Estimated Cost
                  --------                                       --------------

Mexico

Crushing                                                             5,600,000
 Heap leaching                                                       2,100,000
 Carbon handling & refining                                            900,000
Power system                                                           650,000
Water system                                                           730,000

Trucks and other mining equipment                                      460,000

Engineering and planning                                             1,100,000

Ancillaries (building, shops, lab and road)                          1,100,000

Owner's costs                                                        3,200,000

Working capital                                                      1,700,000

General and administrative                                             350,000
                                                                   -----------

    Sub-total                                                      $17,890,000
                                                                   -----------

New York and Colorado

General, administrative and professional expenses                    1,380,000
                                                                   -----------

                                    Total                          $19,270,000
                                                                   -----------

Historically, we have not generated any material revenues from operations and have been in a precarious financial condition. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have recurring losses from operations. Our primary source of funds used during the quarter ended October 31, 2005 and the fiscal year ended July 31, 2005 was from the sale and issuance of equity securities during the fiscal year ended July 31, 2005 for net proceeds of approximately $7,338,316. As discussed below, in February 2005, we completed a private placement, netting approximately $6.2 million, and, in November 2005, we received a commitment letter from Standard Bank Plc. For a project finance facility of up to US$12 million for our El Chanate project in Sonora State, Mexico. During December 2005 and January 2006, while the exercise price of the Warrants was lowered to $.20, warrant holders exercised warrants for aggregate gross proceeds of approximately $721,000. The exercise price of the Warrants will increase back to its original price on February 1, 2006.


February 2005 Private Placement


In the private placement that closed in February 2005, we issued 27,200,004 shares of our Common Stock and warrants to purchase an aggregate of up to 27,200,004 shares of our Common Stock for an aggregate gross purchase price of approximately $6.8 million and we received approximately $6.2 million in net proceeds. The Warrant issued to each purchaser was originally exercisable for one share of our Common Stock, at an exercise price equal to $0.30 per share. We have temporarily lowered the exercise price of the Warrants to $0.20 per shares for the period commencing on November 28, 2005 and ending on January 31, 2006, after which time the exercise price increased back to $0.30 per share. Each Warrant has a term of two years and is fully exercisable from the date of issuance. We issued to the placement agent two year warrants to purchase up to 2,702,000 shares of our Common Stock at an exercise price of $0.25 per share. The purchasers acquired the Common Stock and warrants to purchase Common Stock directly from us in transactions exempt from the registration requirements of the federal and state securities laws. All of the securities were issued and sold solely to accredited investors, as defined in Rule 501 of Regulation D pursuant to the Securities Act.

Pursuant to our agreement with the purchasers we have registered the foregoing shares and shares issuable upon the exercise of the foregoing Warrants (collectively, the "registrable shares") for public resale. We also agreed to prepare and file all amendments and supplements necessary to keep the registration statement effective until the earlier of the date on which the selling stockholders may resell all the registrable shares covered by the registration statement without volume restrictions pursuant to Rule 144(k) under the Securities Act or any successor rule of similar effect and the date on which the selling stockholders have sold all the shares covered by the registration statement. If, subject to certain exceptions, sales of all shares registered cannot be made pursuant to the registration statement, we will be required to pay to these selling stockholders liquidated damages in cash or, at our option, in shares, their pro rata share of 0.0833% of the aggregate market value of the registrable shares held by these selling stockholders for each month thereafter until sales of the registrable shares can again be made pursuant to the registration statement. In this regard, we will be paying approximately $7,100 to the purchasers representing liquidated damages.

In addition, we agreed to have our Common Stock listed for trading on the Toronto Stock Exchange. If our Common Stock was not listed for trading on the Toronto Stock Exchange within 180 days after February 8, 2005, we were required to issue to these selling stockholders an additional number of shares of our Common Stock that is equal to 20% of the number of shares acquired by them in the private placement. We did not timely list our shares on the Toronto Stock Exchange and, in August 2005, we issued 5,440,000 shares to the selling stockholders. These 5,440,000 shares are registered for public resale herein.

Project Finance Facility

On February 2, 2005, we mandated Standard Bank Plc. as the exclusive arranger of a project finance facility of up to US$10 million for our El Chanate project and associated hedging. In November 2005, we received a commitment letter from Standard Bank informing us that its credit committee had approved the Standard Bank's arranging and providing for a senior project finance facility for up to US$12 million for the development of our El Chanate project.

The terms and conditions contained in the commitment letter and the term sheet attached thereto are indicative only and actual funding is subject to the negotiation of and execution of satisfactory definitive documents as well as satisfaction of certain conditions, including raising the additional funds necessary for construction and working capital, there occurring no events that materially adversely affect our business, operations or financial condition and there being no material deterioration in the gold price. The commitment expires on January 31, 2006 if not funded by that date.

According to the term sheet included with the commitment letter, Minera Santa Rita S. de R.L. de C.V. and Oro de Altar S. de R. L. de C.V., two of our wholly-owned Mexican subsidiaries (the "Borrowers"), will borrow up to US$12 million from Standard Bank. The loan proceeds will be used to fund project costs related to the El Chanate project. The loan will mature in five years after the closing date and bear interest at 4% plus the 1,2,3 or 6 month Libor rate. The loan will be repayable in 14 quarterly installments commencing on a date to be determined. In addition, on each installment date, we will be required to apply 50% of excess cash flow towards prepayment of the loan. The loan will be secured by all shares and all of the assets of the Borrowers, The loan will also be supported by our guarantee and we will be required to maintain a minimum cash liquidity balance in an amount to be determined.

We (the Borrowers and/or us) will be required to deposit all cash proceeds we receive from operations and other sources in an off-shore proceeds account which will be subject to Standard Bank's security interest. Absent default by us under the finance documents, funds from this account will be used for specific purposes such as approved operating costs, budgeted capital expenditures, hedging costs and funds payable to Standard Bank under the finance documents. As additional security, we also will be required to fund an offshore debt service account ("DSRA") and maintain a minimum balance of US$1,800,000.

We will be required to meet and maintain certain financial covenants and conform to certain customary affirmative and negative covenants, such as restrictions on sale of assets. We also will be required to enter into a gold price protection program that mitigates the risk of downward movement in gold prices by entering into an acceptable hedging program and we will need to structure a hedging program to mitigate interest rate risk and foreign exchange risk, all in a manner satisfactory to Standard Bank.

The facility will close and funding will be available upon satisfaction of certain conditions precedent. In addition to customary conditions precedent such as execution of definitive documents, the absence of events of default and satisfactory representations and warranties, closing and funding of the facility will be subject to: (i) Standard Bank's determination that we have hired appropriate additional management to provide construction, operations and financial management and oversight; and (ii) our raising sufficient equity funding, net of expenses, that, along with cash on hand, is adequate to cover all required project equity contributions, pre-completion funding of the DSRA and other cash requirements prior to Economic Completion (the date upon which Standard Bank determines that all covenants and completion conditions have been met over a period of 90 consecutive days and are sustainable over the life of the project), and to meet a certain minimum liquidity balance to be determined by Standard Bank.

Pursuant to the original mandate in February 2005, we issued to Standard Bank 1,000,000 common stock purchase warrants and paid certain upfront fees. Pursuant to the Commitment letter, we paid Standard Bank additional upfront fees consisting of cash and 1,000,000 shares of our common stock. In addition, on the closing date we will be required to deliver to Standard Bank as an additional upfront cash fee, an additional 1,000,000 shares of common stock and an additional 12,600,000 common stock purchase warrants. We have registered the 1,000,000 shares and the 1,000,000 shares issuable upon exercise of warrants issued to Standard Bank for public resale herein and we have agreed to register the above-mentioned additional shares and shares issuable upon exercise of the warrants for public resale.

As noted above, the Standard Bank commitment requires us to raise additional funds. Moreover, If Standard determines not to provide the funding, we will be required to obtain such funding from another source. To the extent that we need to obtain additional capital to complete the mine, commence operations and cover ongoing general and administrative expenses, management intends to raise such funds through bank financing, the sale of our securities, the sale of a royalty interest in the future production from the Chanate properties and/or joint venturing with one or more strategic partners. We cannot assure that adequate additional funding will be available. If we are unable to obtain needed capital from outside sources, we will be forced to reduce or curtail our operations. Please see the risk factor "We lack operating cash flow and rely on external funding sources. If we are unable to continue to obtain needed capital from outside sources until we are able to generate positive cash flow from operations, we will be forced to reduce or curtail our operations."

Environmental and Permitting Issues


Management does not expect that environmental issues will have an adverse material effect on our liquidity or earnings. In Mexico, although we must continue to comply with laws, rules and regulations concerning mining, environmental, health, zoning and historical preservation issues, we are not aware of any significant environmental concerns or existing reclamation requirements at the El Chanate concessions. We received the required Mexican government permits for construction, mining and processing the El Chanate ores in January 2004. The permits were extended in June 2005. Pursuant to the extensions, once we file a notice that work has commenced, we have one year to prepare the site and construct the mine and seven years to mine and process ores from the site. We received the explosive permit from the government in January 2004. This permit must be renewed annually and currently runs through December 2005. We are in the process of renewing this permit.

We own properties in Leadville, Colorado for which we have recorded an impairment loss. Part of the Leadville Mining District has been declared a federal Superfund site under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Superfund Amendments and Reauthorization Act of 1986. Several mining companies and one individual were declared defendants in a possible lawsuit. We were not named a defendant or Principal Responsible Party. We did respond in full detail to a lengthy questionnaire prepared by the Environmental Protection Agency ("EPA") regarding our proposed procedures and past activities in November 1990. To our knowledge, the EPA has initiated no further comments or questions.


We do include in all our internal revenue and cost projections a certain amount for environmental and reclamation costs on an ongoing basis. This amount is determined at a fixed amount of $0.13 per metric tonne of material to be milled on a continual, ongoing basis to provide primarily for reclaiming tailing disposal sites and other reclamation requirements. At this time, there do not appear to be any environmental costs to be incurred by us beyond those already addressed above. No assurance can be given that environmental regulations will not be changed in a manner that would adversely affect our planned operations.

Equipment Disposition


In June 2005, we purchased used crushing equipment for approximately $325,500. We spent about $68,329 disassembling, transporting and inspecting the equipment. However, in late summer 2005, we determined to use new rather than used crushing equipment. As a result, we have decided to sell this used equipment and we currently are negotiating with a prospective buyer.


Contractual Obligations as of July 31, 2005

Lease Commitments

We occupy office space in New York City under a non cancelable operating lease that commenced on September 1, 2002 and terminates on August 31, 2007. In addition to base rent, the lease calls for payment of utilities and other occupancy costs.

Approximate future minimum payments under this lease are as follows:

Year Ending July 31,
    2006                            $ 51,000
    2007                              51,000
    2008                               4,200
--------------------------------------------
                                    $106,200
                                    ========

Rent expense under the office lease in New York City was approximately $63,000 and $57,000 for the years ended July 31, 2005 and 2004, respectively.

New Accounting Pronouncements

Financial Accounting Standards Board ("FASB") Statement No. 154 Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.

This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of preferability. FASB Statement No. 154 is effective for fiscal years beginning after December 15, 2005.

Financial Accounting Standards Board ("FASB") Statement No. 151 "Inventory Costs-an amendment of ARB No. 43, Chapter 4", FASB Statement No. 152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67", FASB Statement No. 153, "Exchanges of Non Monetary Assets-an amendment of APB Opinion No. 29", and FASB Statement No. 123R, "Share Based Payment" were issued November 2004, December 2004, December 2004 and December 2004, respectively. FASB Statements No. 151, 152 and 153 have no current applicability to us or their effect on the consolidated financial statements would not have been significant.

FASB Statement No. 123R is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance.

This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statements of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans.

This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123.

This Statement is effective for us as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The provisions of this Statement will be adopted in quarter ending April 30, 2006. We are in the process of assessing the impact of adopting this Statement.

Disclosure About Off-Balance Sheet Arrangements

We do not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies for us include impairment of long-lived assets, accounting for stock-based compensation and environmental remediation costs.

In accordance with SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," we review our long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. During the year ended July 31, 2002, we performed a review of our Colorado mine and mill improvements and determined that an impairment loss should be recognized. Accordingly, at July 31, 2002, we reduced by $999,445 the net carrying value of certain assets relating to our Leadville, Colorado facility to $300,000, and further reduced the net carrying value to $0 at July 31, 2004, which approximates management's estimate of fair value.


Environmental remediation costs are accrued based on estimates of known environmental remediation exposure. Such accruals are recorded even if significant uncertainties exist over the ultimate cost of the remediation. It is reasonably possible that our estimates of reclamation liabilities, if any, could change as a result of changes in regulations, extent of environmental remediation required, means of reclamation or cost estimates. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred. There were no environmental remediation costs incurred or accrued at October 31, 2005.


                                  OUR BUSINESS

We, directly or indirectly, own concessions located in the State of Sonora, Mexico and rights to property located in the California Mining District, Lake County, Colorado. We are engaged in the business of exploring for gold and other minerals on our Mexican concessions. We have written off our Colorado properties.

Sonora, Mexico
El Chanate

In June 2001, we purchased 100% of the issued and outstanding stock of Minera Chanate, S.A. de C.V. Minera Chanate's assets at the time of the closing of the purchase consisted of 106 exploitation and exploration concessions in the States of Sonora, Chihuahua and Guerrero, Mexico. By June of 2002, after property reviews and to minimize tax payments, the 106 had been reduced to 12 concessions. To cover certain non-critical gaps between concessions, four new concessions were located, and the number of concessions is now 16. These concessions are contiguous, totaling approximately 3,544 hectares (8,756 acres or 13.7 square miles). We sometimes refer to these concessions as the El Chanate concessions. Although there are 16 concessions, we only plan to mine two of these concessions at the present time. We sometimes refer to the planned operations on these two concessions as the El Chanate project. We also own outright 466 hectares (1,151 acres or 1.8 square miles) of surface rights at El Chanate and no third party ownership or leases exist on this fee land or the El Chanate concessions. See "Acquisition of El Chanate concessions" below.

The 16 mining concessions are as follows:

      -------------------------------------------
           Concession Name         Title No.            Hectares
      -------------------------------------------------------------------
    1 San Jose                       200718             96.0000
      -------------------------------------------------------------------
    2 Las Dos Virgen                 214874             132.2350
      -------------------------------------------------------------------
    3 Rono I                         206408             82.1902
      -------------------------------------------------------------------
    4 Rono 3                         214224             197.2180
      -------------------------------------------------------------------
    5 La Cuchilla                    211987             143.3481
      -------------------------------------------------------------------
    6 Elsa                           212004            2,035.3997
      -------------------------------------------------------------------
    7 Elisa                          214223             78.4717
      -------------------------------------------------------------------
    8 Ena                            217495             190.0000
      -------------------------------------------------------------------
    9 Eva                            212395             416.8963
      -------------------------------------------------------------------
   10 Mirsa                          212082             20.5518
      -------------------------------------------------------------------
   11 Olga                           212081             60.5890
      -------------------------------------------------------------------
   12 Edna                           212355             24.0431
      -------------------------------------------------------------------
   13 La Tira                        219624              1.7975
      -------------------------------------------------------------------
   14 La Tira 1                      219623             18.6087
      -------------------------------------------------------------------
   15 Los Tres                       223634              8.000
      -------------------------------------------------------------------
   16 El Charro                     206,404             40.0000
      -------------------------------------------------------------------
                                Total                  3,543.3491

The El Chanate project, our current planned mining activities, will involve mining on two concessions, San Jose and Las Dos Virgens. We will utilize four other concessions for processing mined ores. In the future, provided we have adequate funding, we plan to explore some or all of these concessions to determine whether or not further activity is warranted.

                        [GRAPHIC MAP - EL CHANATE MEXICO]

Surface Property Ownership

Anglo Gold purchased surface property ownership, consisting of 466 Hectares in Altar, Sonora, on January 27, 1998. The ownership was conveyed to our subsidiary, Oro de Altar S.A. de C.V., in 2002. Santa Rita, one of our wholly-owned Mexican affiliates, has a lease on the property for the purpose of mining the Chanate gold deposit. The purchase transaction was recorded as public deed 19,591 granted by Mr. Jose Maria Morera Gonzalez, Notary Public 102 of the Federal District, registered at the Public Registry of Property of Caborca, Sonora, under number 36026, book one, volume 169 of the real estate registry section on May 7, 1998.

General information and location


The El Chanate project is located in the State of Sonora, Mexico, 37 kilometers northeast of the town of Caborca. It is accessible by paved and all weather dirt roads typically traveled by pickup trucks and similar vehicles. Driving time from Caborca is approximately 40 minutes. Access from Caborca to the village of 16 de September is over well maintained National highways. Beyond the 16 de September village, routes to the property are currently over well traveled gravel and sandy desert roads suitable for lightweight vehicles. We acquired rights for a service road to allow immediate access for mine construction activities. This service road access was acquired from the village of 16 de September, and construction of this road is now complete. However, this road will likely require some up grading before large crushing and processing equipment can safely be moved to the mine site. In addition to this service road, we had negotiated long term access that does not pass through the village of 16 de September. However, an issue has arisen with regard to whether the land owner from whom we acquired this right had adequate title to this land. In the event that we are unable to obtain adequate title to this land, we will continue to rely on the existing access through the Village of 16 de September.

The project is situated on the Sonora desert in a hot and windy climate, generally devoid of vegetation with the exception of cactus. The terrain is generally flat with immense, shallow basins, scattered rock outcropping and low rocky hills and ridges. The desert floor is covered by shallow, fine sediment, gravel and caliche. The main body of the known surface gold covers and irregularly shaped area of approximately 1,800 feet long by 900 feet wide. Several satellite mineral anomalies exist on surfaces which have not been thoroughly explored. Assays on chip samples taken from trenches at these locations by us indicate the presence of gold mineralization.

The general El Chanate mine area has been mined for gold since the early 19th century. A number of old underground workings exist characterized by narrow shafts, to a depth of several tens of feet and connecting drifts and cross cuts. No information exists regarding the amount of gold taken out; however, indications are that mining was conducted on a small scale.

Geology

The project area is underlain by sedimentary rocks of the Late Jurassic - Early Cretaceous Bisbee Group, and the Late Cretaceous Chanate Group, which locally are overlain by andesites of the Cretaceous El Charro volcanic complex. The sedimentary strata are locally intruded by andesitic sills and dikes, a microporphyritic latite and by a diorite stock. The sedimentary strata are comprised of mudstone, siltstone, sandstone, conglomerate, shale and limestone. Within the drilled resource area, a predecessor exploration company differentiated two units on the basis of their position relative to the Chanate fault. The upper member is an undifferentiated sequence of sandstone, conglomerate and lesser mudstone that lies above the Chanate fault and it is assigned to the Escalante Formation of the Middle Cretaceous Chanate Group. The lower member is comprised of mudstone with mixed in sandstone lenses and thin limestone interbreds; it lies below the Chanate fault and is assigned to the Arroyo Sasabe Formation of the Lower Cretaceous Bisbee Group. The Arroyo Sasabe formation overlies the Morita Formation of the Bisbee Group. Both the Escalante and Arroyo Sasabe formations are significantly mineralized proximal to the Chanate fault, while the Morita Formation is barren.

The main structural feature of the project area is the Chanate fault, a 7km long (minimum) northwest-striking, variably southwest-dipping structure that has been interpreted to be a thrust fault. The Chanate fault is overturned (north-dipping) at surface, and is marked by brittle deformation and shearing which has created a pronounced fracture foliation and fissility in the host rocks. In drill holes the fault is often marked the presence of an andesite dike. Reports prepared by a predecessor exploration company describe the fault as consisting of a series of thrust ramps and flats; however, geologic cross sections which we have reviewed but did not prepare may negate this interpretation.

Alteration/Mineralization

A predecessor exploration company has defined a 600 meter long, 300 meter wide, 120 meter thick zone of alteration that is centered about the Chanate fault. The strata within this zone have been silicified and pyritized to varying degrees. In surface outcrop the mineralized zone is distinguished by its bleached appearance relative to unmineralized rock. The mineralized zone contains only single digit ppm (parts per million) levels of gold. Dense swarms of veinlets form thick, mineralized lenses, within a larger area of sub-economic but anomalous gold concentrations. Drill hole data indicates that the mineralized lenses are sub-horizontal to gently southwest-dipping and are grossly parallel to the Chanate fault. The fault zone itself is also weakly mineralized, although strata in the near hanging wall and footwall are appreciably mineralized.

Work to Date

The El Chanate property has been the site of small scale mining of high grade quartz veins (La Cuchilla mine) during the last century. Modern exploration includes work by Phelps Dodge in the 1980's as part of a copper exploration program. Kennecott conducted geologic mapping and geochemical sampling in 1991 and dropped the property. A Mexican subsidiary of AngloGold explored the property intermittently between 1992 and 1997, and has conducted extensive surface geologic mapping, geochemical sampling, geophysical studies and drilling, including 11,000 meters of trenching, over 14 line-kilometers of induced polarization geophysical surveys, 61 line-kilometers of VLF-magnetometry geophysical surveys, 87 line-kilometers of enzyme leach geochemical surveys and 34,000 meters of R.C. drilling in 190 holes and 1080 meters of diamond drilling in 9 holes. That company also commissioned various consultant studies concerning petrography, fluid inclusions, air photo interpretation and structural analyses, and conducted some metallurgical test work.

In April and May 2002, to confirm previous results obtained by third parties and to provide specifically located metallurgical test samples, we drilled six diamond core holes totaling 1,508 feet into the main mineralized zone at El Chanate. Management believes that the diamond drill results generally confirmed the previous results and, in June 2002 and January 2003, we drilled an additional 45 reverse circulation holes totaling 9,410 feet. This reverse circulation drill program confirmed previous results and also expanded certain mineralized areas. In May 2004 three core holes were drilled for a total of 2,155 feet. The total number of holes is now 256. Of these, 235 are reverse circulation drill holes and 21 are diamond drill holes. Detailed check assays were obtained both for core samples and for reverse drill samples that initially assayed greater than 0.3 gm/tonne. Chemex Labs, Vancouver, Canada, preformed both the initial and the check assays, and the check assays supported the initial assay results.

In August 2002, we retained SRK's (a global engineering company) Denver, Colorado office to conduct a scoping engineering study for the El Chanate Project. This study was completed in October 2002 and concluded that the El Chanate Project deserved additional work and that the property contained important gold mineralization. The base case for this study assumed a gold price of $320.

Following SRK's positive conclusion, in February 2003, we retained M3 Engineering of Tucson, Arizona to begin work on a feasibility study. M3 completed the study in August 2003. Based on 253 drill holes and more than 22,000 gold assays, this study (the "2003 Study") provided details for an open pit gold mine. The 2003 Study indicated that at a gold price of $325, the initial open pit project contains proven and probable reserves of 358,000 ounces of gold contained within 13.5 million metric tonnes of ore with an average grade of 0.827 grams/tonne. It estimated that the mine could recover approximately 48,000 - 50,000 ounces of gold per year or 248,854 ounces over a five year mine life.

In October 2005, M3 completed an update of the 2003 Study (The "2005 Study"). The 2005 Study includes the following changes from the 2003 Study:

o     an increase in the mine life from five to six years,
o     an increase in the base gold price from $325/oz to $375/oz,
o     use of a mining contractor,

o     revised mining, processing and support costs,
o stockpiling of low grade material for possible processing in year six, if justified by gold prices at that time,
o a reduced size for the waste rock dump and revised design of reclamation waste dump slopes,
o     a revised process of equipment selection and
o     evaluation of the newly acquired water well for processing the ore.


Pursuant to the 2005 Study, our estimated mine life is now six years as opposed to five years and the ore reserve is 367,880 ounces of gold present in the ground (up 9,880 ounces). Of this, we anticipate recovering approximately 264,846 ounces of gold (up 16,846 ounces) over a six year life of the mine. The targeted cash cost (which include mining, processing and on-property general and administrative expenses) per the 2005 Study is $259 per ounce (up $29 per ounce). The 2005 Study contains the same mining rate as the 2003 Study of 7,500 metric tonnes per day of ore. We also have commissioned an engineering study to analyze the benefits of expanding production rates beyond 7,500 metric tonnes per day of ore. The 2005 Study takes into consideration a different crushing system than the one contemplated in the 2003 Study. The crushing system referred to in the 2005 Study is a new more modern system, that, we believe will be faster to install and provide more efficient processing capabilities than the used equipment referred to in the 2003 Study. Equipment for the crushing system has been selected and we plan to purchase this equipment, once financing is available. In addition, the 2005 Study assumes a contractor will mine the ore and haul it to the crushers. In the 2003 Study, we planned to perform these functions. As discussed below, we have retained a mining contractor.


The 2005 Study assumes a mining production rate of 2.6 million tonnes of ore per year or 7,500 tonnes per day. The processing plant will operate 365 days per year. The processing plan for this open pit heap leach gold project calls for crushing the ore to 100% minus 3/8 inch. Carbon columns will be used to recover the gold.

The following Summary is contained in the 2005 Study. Please note that the reserves as stated are an estimate of what can be economically and legally recovered from the mine and, as such, incorporate losses for dilution and mining recovery. The 367,880 ounces (or 11.4 Tons) of contained gold represents ounces contained in ore in the ground, and therefore does not reflect losses in the recovery process. Total gold produced is estimated to be approximately 264,846 ounces (or 8.24 Tons), or approximately 70% of the contained gold. The gold recovery rate is expected to average approximately 70% for the entire ore body. Individual portions of the ore body may experience varying recovery rates ranging from about 73% to 48%. Oxidized and sandstone ore types may have recoveries of about 73%; fault zone ore type recoveries may be about 64%; and siltstone ore types recoveries may be about 48%.

El Chanate Project

                         Reserves and Production Summary
                   ( 2005 Updated Feasibility Study Page 1-1)
---------------------------------------------------------------------------------------------------------------------
                                                      Metric                                 U.S.
---------------------------------------------------------------------------------------------------------------------
Reserves
     Ore                                   14.1 Million Tonnes @   0.812 g/t*      15.5 Million Tons @   0.026 opt*
    Low Grade                               1.0 Million Tonnes @   0.445 g/t       1.1 Million Tons  @   0.014 opt
    Waste                                   9.5 Million Tonnes                     10.5 Million Tons
     Total                                 24.6 Million Tonnes                     27.1 Million tons

     Contained Gold                        11.4 Million grams                      367,880  Oz
     Contained Gold in Low Grade           0.46 Million grams                      14,793 Oz
---------------------------------------------------------------------------------------------------------------------
Production
      Ore Crushed                           2.6 Million Tonnes /Year               2.86 Million Tons/Year
      Operating Days/Year                     7,500 Mt/d*                          8,250 t/d
      Gold Plant Average Recovery             365 Days per year                    365 Days per year
      Average Annual Production               69.2 %                               69.2 %
      Total Gold Produced                     1.4  Million grams                   44,390  Oz
                                              8.24  Million grams                  264,846  Oz

---------------------------------------------------------------------------------------------------------------------

----------------------
* "g/t" means grams per metric tonne , "Mt/d means metric tonnes per day and "opt" means ounces per ton.


Pursuant to the 2005 Study, based on the current reserve calculations, the mine life is estimated to be approximately 72 months, and at least another year will likely be required to perform required reclamation. The 2005 Study forecasts initial capital costs of $17.9 million, which includes $1.7 million of working capital. Annual production is planned at approximately 44,000 to 48,000 ounces per year at an average operating cash cost of $259 per ounce. We believe that the cash cost may decrease as the production rate increases. Total costs (which include cash costs as well as off-property costs such as property taxes, royalties, refining, transportation and insurance costs and exclude financing costs) will vary depending upon the price of gold (due to the nature of underlying payment obligations to the original owner of the property). Total costs are estimated in the 2005 Study to be $339 per ounce at a gold price of $417 per ounce (the three year average gold price as of the date of the study). We will be working on measures to attempt to reduce costs going forward. Ore reserves and production rates are based on a gold price of $375 per ounce, which is the Base Case in the 2005 Study. During 2005, the fixed price for gold on the London Exchange has fluctuated between $411.10 and $537.50 per ounce.

Management believes that the capital costs to establish a surface, heap leach mining operation at El Chanate will be between $17.5 and $18.5 million. In February 2005, we raised approximately $6.1 million in a private placement, in November 2005 we received a commitment letter from Standard Bank Plc. for a project finance facility of up to US$12 million and in December 2005 and January 2006 we raised gross proceeds of approximately $721,000 from the exercise of warrants. Funding of the Standard Bank facility, among other things, is subject to our raising additional funds necessary for construction and working capital. Accordingly, we will need to obtain additional capital from outside sources. To the extent that we need to obtain additional capital, management intends to raise such funds through bank financing, the sale of our securities, the sale of a royalty interest in the future production from the Chanate concessions and/or joint venturing with one or more strategic partners. See "Risk Factors - We lack operating cash flow and rely on external funding sources. If we are unable to continue to obtain needed capital from outside sources until we are able to generate positive cash flow from operations, we will be forced to reduce or curtail our operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations; Results of Operations."

Management believes the El Chanate project will benefit substantially from rising gold prices, which are currently above $500 per ounce. Mineralized material previously below operating cut-off gold grades could possibly become economic if future engineering studies support lowering the cutoff grade due to gold prices substantially above the $375 per ounce used in the 2005 Study to define the proven and probable reserves mentioned above. We are currently looking at equipment and processing techniques that may be capable of supporting higher production rates that may be justified due to rising gold prices. However, the new crushing system will likely have to be modified to handle the additional tonnage required for expanding our production. The crushing system that we hope to acquire, with certain modifications, is expected to have a capacity beyond the 7,500 metric tons per day that are initially planned. We need to consummate the Standard Bank financing before we acquire this equipment.

In February 2005, Metcon Research Inc. of Tucson, Arizona completed gold recovery studies on existing samples at fine grind sizes of 100 mesh, 150 mesh and 200 mesh. These studies were undertaken to determine whether extraction by fine grinding is economical given the increased price of gold. Generally, fine grinding, while more expensive, will achieve higher gold recoveries than the heap leach method recommended in the feasibility study. Metcon found that increasing amounts of gold were recovered at finer grind sizes. However in May 2004, M3, who conducted the feasibility study, reported that at El Chanate, heap leaching remains the most economical and optimal method of extracting gold at current prices.


In May 2004, three core holes were drilled at El Chanate to define gold grades, to obtain metallurgical samples from siltstone hosted ores, and to evaluate previous deep drilling results by Anglo Gold in the Los Dos Virgens Zone. Two of the core holes tested and confirmed the presence of gold in the deep Los Dos Virgens Zone that lies below the level of the planned open pit. This zone was previously identified by Anglo Gold's reverse circulation drilling and, with increasing gold prices, we are analyzing with core drilling the conditions that might allow an enlarged open pit to include ores from the Los Dos Virgens zone. The third core hole was drilled in the main high grade part of the deposit to obtain ore samples for metallurgical column testing from siltstone host rocks.

The latest metallurgical column test studies were completed earlier this year at Metcon's laboratory in Tucson Arizona to determine the optimal conditions at El Chanate for recovering gold from within siltstone host rocks using heap leach technology. The siltstone drill core samples were tested at crush sizes of 100 percent -3/8 inch and 100 percent -1/4 inch, and these column tests showed recovery rates of 42% and 46% respectively. With rising gold prices, management believes the ore reserves may increase beyond the level currently published in the 2005 Study. Although we are optimistic about the results, there can be no assurance that improved gold recoveries will result in an increase in reserves.

In January 2004, we received permits from the Mexican Department of Environmental Affairs and Natural Resources necessary to begin construction of the El Chanate project. The permits were extended in June 2005. Pursuant to the extensions, once we file a notice that work has commenced, we will have one year to prepare the site and construct the mine and seven years to mine and process ores from the site. These permits also cover the operation of a heap-leach gold recovery system.

In 2005, we acquired 15 year rights of way for the current access road, and we acquired the right to purchase 81 hectares of land near the main highway. We have use of the land; however, our actual purchase of the land is conditioned upon the Ejido (local cooperative) privatizing the land, before the acquisition is finalized. We subsequently purchased an extension of our rights-of-way from 15 to 30 years. We have completed an access road on this land that will provide access for water and power lines. However, this road will likely require some up grading before heavy equipment can be moved to the mine site. In addition to this road, we acquired a water concession, and our water well is located within a large regional aquifer that, we believe, is capable of producing a sustained flow in excess of 300 gallons per minute, which is the flow rate we estimate to be required for processing gold ore at El Chanate


In December 2005, MSR entered into a Mining Contract with a Mexican mining contractor, Sinergia Obras Civiles y Mineras, S.A. de C.V. ("Contractor"). The Mining Contract becomes effective when MSR sends the Contractor a formal Notice of Award. MSR is in the process of sending this formal notice. The parties' obligations under the Mining Contract are then conditional upon delivery by MSR to the Contractor of a formal Notice to Proceed. Pursuant to the Mining Contract, the Contractor, using its own equipment, will generally perform all of the mining work (other than crushing) at the El Chanate Project for the life of the mine. Subsequent to delivery of the Notice to Proceed and prior to the commencement of any work by the Contractor, MSR must pay the Contractor a mobilization payment of $70,000, and must also make an advance payment of $520,000 to the Contractor. This advance payment is recoverable by MSR out of 100% of subsequent payments due to the Contractor under the Mining Contract. The Contractor's mining rates are subject to escalation on an annual basis. This escalation is tied to the percentage escalation in the Contractor's costs for various parts for its equipment, interest rates and labor. If the Notice to Proceed is not received by the Contractor by June 1, 2006, the Contractor may modify its initial mining rates, and MSR is not obligated to proceed with the Mining Contract if those modified rates are unacceptable to MSR. One of the principals of the Contractor is one of the principals of Grupo Minero FG S.A. de C.V. ("FG"). FG was our former joint venture partner.

We solicited and recently received bids from five contractors to supervise the construction and integration of the various components necessary to commence production at the El Chanate Project. We plan to evaluate these proposals and we expect to reach a decision during the first calendar quarter of 2006.

As discussed above, we plan on acquiring a new crushing system capable of producing 7,500 metric tons per day of ore. We have identified a US supplier for the crushing system and plan to purchase this equipment, once financing is available. We also retained Golder Associates, - a geotechnical engineering firm, for the detailed engineering of the leach pads and ponds.


Our Current Plans for the El Chanate Project

Construction of the access road is complete and equipment can be moved to the property. Some road up grading will likely be required before very large equipment is moved to a final location. A crushing and conveying system has been selected and we plan purchase this equipment once project funding is complete.


Once financing is available we also plan to commence construction on the crushing, heap leaching, carbon handling and refining portions of the project. Also included in the construction phase will be installation of power and water lines. These construction phase activities will require some additional detailed engineering, but major parts of the project are turnkey and already have existing detailed engineering drawings. Some buildings for an office, chemical laboratory, warehouse and truck shops also will be built as part of the construction phase. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources; Plan of Operations" for the anticipated costs of our activities over the next 12 months.


Acquisition of El Chanate concessions

In June 2001, we purchased from AngloGold North America Inc. and AngloGold (Jerritt Canyon) Corp. 100% of the issued and outstanding stock of Minera Chanate, S.A. de C.V., a subsidiary of those two companies. Pursuant to the terms of the agreement, on December 15, 2001, we made a $50,000 payment to AngloGold. AngloGold will be entitled to receive the remainder of the purchase price by way of an ongoing percentage of net smelter returns of between 2% and 4% plus a 10% net profits interest (until the total net profits interest payment received by AngloGold equals $1,000,000). AngloGold's right to a payment of a percentage of net smelter returns and the net profits interest will terminate at such point as they aggregate $18,018,355. In accordance with the agreement, the foregoing payments are not to be construed as royalty payments. Should the Mexican government or other jurisdiction determine that such payments are royalties, we could be subjected to and would be responsible for any withholding taxes assessed on such payments.

Under the terms of the agreement, we have granted AngloGold the right to designate one of its wholly-owned Mexican subsidiaries to receive a one-time option to purchase 51% of Minera Chanate (or such entity that owns the El Chanate concessions at the time of option exercise). That option is exercisable over a 180 day period commencing at such time as we notify AngloGold that we have made a good faith determination that we have gold-bearing ore deposits on any one of the identified groups of El Chanate concessions, when aggregated with any ore that we have mined, produced and sold from such concessions, of in excess of 2,000,000 troy ounces of contained gold. The exercise price would equal twice our project costs on the properties during the period commencing on December 15, 2000 and ending on the date of such notice. Based on current information available to us, we do not believe a deposit of the size that would trigger these back-in rights is likely to be identified at El Chanate.

In February 2002, Minera Santa Rita S. de R.L. de C.V., one of our wholly-owned Mexican affiliates ("Santa Rita"), now the leasee of the El Chanate concessions, as discussed below, entered into a joint venture agreement with Grupo Minero FG S.A. de C.V. to explore, evaluate and develop the El Chanate concessions. Grupo Minero FG S.A. de C.V., referred to as FG, is a private Mexican company that owns and operates the La Colorada open-pit gold mine outside of Hermosillo in Sonora, Mexico.

Effective March 31, 2004, the joint venture agreement with FG was terminated. In consideration of FG's contributions to the venture of $457,455, we issued to FG 2,000,000 restricted shares of our Common Stock valued at $800,000 and Santa Rita issued to FG a participation certificate entitling FG to receive five percent of the Santa Rita's annual dividends, when declared. The participation certificate also gives FG the right to participate, but not to vote, in the meetings of Santa Rita's Board of Managers, Technical Committee and Partners. Santa Rita also received a right of first refusal to carry out the works and render construction services required to effectuate the El Chanate project. This right of first refusal is not applicable where a funding source for the project determines that others should render such works or services.

FG has assigned or otherwise transferred to Santa Rita all permits, licenses, consents and authorizations (collectively, "authorizations") for which FG had obtained in its name in connection with the development of the El Chanate project to the extent that the authorizations are assignable. To the extent that the authorizations are not assignable or otherwise transferable, FG has given its consent for the authorizations to be cancelled so that they can be re-issued or re-granted in Santa Rita's name. The foregoing has been completed.

In March 2002, we and our wholly-owned subsidiary, Leadville Mining & Milling Holding Corporation ("Holding") sold all of the issued and outstanding shares of stock of Minera Chanate to an unaffiliated party for a purchase price of US$2,131,616, payable in three installments. We received the final installment on December 9, 2002. In connection with the sale of Minera Chanate stock, we incurred approximately $174,000 in commissions.

During March 2002, prior to the sale of Minera Chanate and pursuant to the FG joint venture agreement, Minera Chanate, in a series of transactions, sold all of its surface land and mining claims to Oro de Altar S. de R. L. de C.V. ("Oro"), another of our wholly-owned subsidiaries. Oro, in turn, leased the foregoing land and mining claims to Minera Santa Rita.

In May 2005, we acquired rights to the El Charro concession for approximately $25,000 and a royalty of 1.5% of net smelter return. We acquired the El Charro concession because it is surrounded entirely by our other concessions.

Leadville, Colorado Properties


We own or lease a number of claims and properties, all of which are located in California Mining District, Lake County, Colorado, Township 9 South, Range 79. For the past three years, activity at our Leadville, Colorado properties consisted primarily of mine maintenance. Primarily as a result of our focus on the El Chanate concessions, we ceased activities in Leadville, Colorado. During the year ended July 31, 2002, we performed a review of our Leadville mine and mill improvements and determined that an impairment loss should be recognized. Therefore, we significantly reduced the carrying value of certain assets relating to our Leadville, Colorado assets by $999,445. During the year ending July 31, 2004, we again performed a review of our Colorado mine and mill improvements and determined that an additional impairment loss should be recognized. Accordingly, we further reduced the net carrying value to $0, recognizing an additional loss of $300,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations; Results of Operations."


      Competition

The acquisition of gold properties and their exploration and development are subject to intense competition. Companies with greater financial resources, larger staffs, more experience and more equipment for exploration and development may be in a better position than us to compete for such mineral properties. Our lack of revenues and limited financial resources further hinder our ability to acquire additional mineral properties.

      Human Resources


As of January 25, 2006, we had nine full time employees and/or consultants, including our current officers and one administrative personnel in the US and, in Mexico, a General Project Manager, an Administration Manager and an Environmental Manager and one part-time consultant in Mexico.


      Facilities

Our executive office is located at 76 Beaver Street, 26th Floor, New York, New York 10005. Telephone Number 212-344-2785. We lease the offices from an unaffiliated party. The lease expires on August 31, 2007. Annual rent for the lease year ended August 31, 2005 is approximately 54,000 plus utilities and other occupancy expenses.

We also maintain an office at 418 Harrison Avenue, Suite 2, Leadville, CO 80461 pursuant to an oral month-to-month arrangement. The office is approximately 400 square feet and rent is $365 per month.

      Legal Proceedings

We are not presently a party to any material litigation.

                                   MANAGEMENT

The following sets forth biographical information about each of our directors and executive officers as of the date of this prospectus:

      Name                     Age     Position

      Gifford A. Dieterle      73      President, Treasurer, Chief Financial
                                       Officer & Chairman of the Board

      Robert Roningen          70      Director, Senior Vice President and
                                       Secretary

      Jack V. Everett          84      Director, Vice President - Exploration

      Roger A. Newell          62      Director, Vice President - Development

      Jeffrey W. Pritchard     47      Director, Vice President - Investor
                                       Relations

      J. Scott Hazlitt         53      Vice President - Mine Development

Directors are elected at the meeting of stockholders called for that purpose and hold office until the next stockholders meeting called for that purpose or until their resignation or death. Officers of the corporation are elected by the directors at meetings called by the directors for its purpose.

GIFFORD A. DIETERLE, President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors of the Company. Mr. Dieterle was appointed President in September 1997. He has been the Company's Chairman, Treasurer and Chief Financial Officer since 1981. His highest educational degree is a M.S. in Geology obtained from New York University. From 1977 until July 1993, he was Chairman, Treasurer, and Executive Vice-President of Franklin Consolidated Mining Company. From 1965 to 1987, he was lecturer in geology at the City University of N.Y. (Hunter Division). Mr. Dieterle has been Secretary-Treasurer of South American Minerals Inc. since 1997 and a director of that company since 1996.

ROBERT RONINGEN, Senior Vice President, Secretary and Director, has been engaged in the practice of law as a sole practitioner and is a self-employed consultant geophysicist in Duluth, Minnesota. From 1988 to August 1993, he was an officer and director of Franklin Consolidated Mining Company, Inc. He graduated from the University of Minnesota in 1957 with a B.A. in geology and in 1962 with a degree in Law.

JACK V. EVERETT, Vice President - Exploration and Director, has been a consulting mining geologist since 1971, with expertise in all phases of exploration for base and precious metals. Following his 1947 graduation from Michigan State University, he was District Geologist for Pickands Mather & Company on the Cuyuna Iron Range, Minnesota. From 1951 to 1970, he was Chief Geologist and Exploration Manager for W.S. Moore Company, Duluth, Minnesota an iron mining company with gold and base metal sulfide holdings in the U.S. and Canada.


ROGER A. NEWELL, Vice President - Development and Director, has been in the mining industry for over 30 years. From 1974 through 1977, he was a geologist with Kennecott Copper Corporation. From 1977 through 1989, he served as Exploration Manager/Senior Geologist for the Newmont Mining Corporation and, from 1989 through 1995, was the Exploration Manager for Gold Fields Mining Company. He was Vice President Development, for Western Exploration Company from 1997 through 2000. He has been self-employed as a geologist since 2001. He has a M.Sc. from the Colorado School of Mines and his highest educational degree is a Ph.D. in mining and mineral exploration from Stanford University.

JEFFREY W. PRITCHARD, Vice President - Investor Relations and Director, has worked for the Company since 1996. He has been in the marketing/public relations field since receiving a Bachelor's degree from the State University of New York in 1979. Jeff has served as the Director of Marketing for the New Jersey Devils (1987-1990) and as the Director of Sales for the New York Islanders (1985-1987). He also was an Executive Vice President with Long Island based Performance Network, a marketing and publishing concern from 1990 through 1995.

J. SCOTT HAZLITT, Vice President - Mine Development, has been in the mining business since 1974. He has worked primarily in mine feasibility, development, and mine operations. Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt has served as mine manager at our Hopemore Mine in Leadville, Colorado starting in November 1999. Since 2001, he has focused on development of our El Chanate concessions. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

Key Consultant

DAVID LODER has been the General Manager of our El Chanate project since March 2005. Mr. Loder is a registered professional mining engineer with over 30 years experience in the mining industry, spending the last 15 years managing open-pit gold heap leach operations. He has been a General Manager responsible for the overall planning and start-up for open-pit gold mining operations in Sonora, Mexico and elsewhere in Latin America. From 2003 to 2004, he was general manager of the Bellavista mine owned by Glencairn Gold in Costa Rica. From 1995 to 2001, Mr. Loder was general manager of the Santa Gertrudis mine owned by Campbell Resources in Sonora, Mexico. Mr. Loder is a Registered Professional Engineer in the United States and Canada.

Compensation of Directors

Directors are not compensated for acting in their capacity as Directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

                             EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer for such period in all capacities in which he served. Information concerning the Chief Executive Officer relates to Gifford Dieterle.

SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                           ---------------------------------------------
                                         Annual Compensation                       Awards               Payouts
                              ----------------------------------------     ----------------------   --------------------
          (a)                  (b)       (c)        (d)         (e)           (f)          (g)         (h)         (i)
---------------------------   -----    -------    -------    ---------     ---------     --------   ---------   --------
                                                               Other        Restrict-                            All Other
                                                              Annual        ed Stock                  LTIP       Compensa
Name and Principal                                 Bonus     Compen-         Award       Options     Payouts      -tion
Position                      Year     Salary       ($)      sation($)        ($)          SARs        ($)         (i)
---------------------------   -----    -------    -------    ---------     ---------     --------   ---------   --------
Gifford A. Dieterle           2005     123,000      -0-          -0-          -0-           -0-        -0-         -0-
Chief Executive               2004     104,000     20,000        -0-          -0-         250,000      -0-         -0-
Officer                       2003      70,856     23,400        -0-          -0-           -0-        -0-         -0-


The following table sets forth information with respect to the Company's Executive Officers concerning the grants of options and Stock Appreciation Rights ("SAR") during the past fiscal year:

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               Individual Grants

(a)                     (b)              (c)                 (d)                  (e)
-------------------------------------------------------------------------------------------
                                    Percent of Total
                                    Options/SARs
                      Options/      Granted to
                      SARs          Employee in          Exercise or Base       Expiration
Name                  Granted       Fiscal Year            Price ($/SH)            Date
-------------------------------------------------------------------------------------------
Gifford A. Dieterle       0             0%                    $.0                N/A
Robert N. Roningen        0             0%                    $.0                N/A
Jack V.  Everett          0             0%                    $.0                N/A
Roger A. Newell           0             0%                    $.0                N/A
Jeffrey W. Pritchard      0             0%                    $.0                N/A


The following table sets forth information with respect to the Company's Executive Officers concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                          Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR
(a)                        (b)            (c)              (d)                   (e)
-------------------------------------------------------------------------------------------
                                                                              Value of
                                                        Number of             Unexercised
                                                        Unexercised           In-the-Money
                                                        Options/SARs          Option/SARs
                        Shares                          at FY-End(#)          at FY-End(#)
                        Acquired on      Value          Exercisable/          Exercisable/
Name                    Exercise (#)     Realized       Unexercisable         Unexercisable
-------------------------------------------------------------------------------------------
Gifford A. Dieterle          --                --         1,500,000             $  75,000
Robert N. Roningen           --                --           750,000             $  75,000
Jeffrey W. Pritchard         --                --           622,727             $  75,000
Roger A. Newell         227,227             50,000          750,000             $ 135,000
Scott Hazlitt           400,000            132,000          325,000             $  97,500

Directors are not compensated for acting in their capacity as Directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

Employment Agreements

For information on compensation arrangements with our executive officers, please see "Certain Relationships and Related Transactions" below.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth as of January 27, 2006, the number and percentage of outstanding shares of Common Stock beneficially owned by:


            o Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding Common Stock;
            o     each of our Directors and the Named Executives; and
            o     all of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding Common Stock.


This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of January 27, 2006. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares Common Stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 26th floor, New York, NY10005.

      Name and Address                     Amount & Nature
      of Beneficial                        of Beneficial        Approximate
      Owner                                Ownership            Percentage(1)(2)
      ---------------                      ---------------      ----------------

      Gifford A. Dieterle*                 2,650,000(2)                2.6%

      Jack Everett*                        1,000,000                   1.0%
      534 Observatory Drive
      Colorado Springs, CO 80904

      Robert Roningen*                     2,200,000(2)(3)             2.1%
      2955 Strand Road
      Duluth, MN 55804

      Jeffrey W. Pritchard*                956,354(2)                  1.0%

      Roger A Newell*                      1,477,273(2)                1.4%
      1781 South Larkspur Drive
      Golden, CO 80401

      Scott Hazlitt*                       1,025,000(2)                1.0%
      9428 W. Highway 50
      Salida. CO 81201

      RAB Special Situations
        (Master) Fund Limited              17,550,000(4)              16.0%
      1 Adam Street
      London, WC2N 6LE, UK

      SPGP                                 20,270,000(5)              18.2%
      17, Avenue Matignon
      75008 Paris, France

      All Officers and
      Directors as a
      Group (6)                            9,308,627(2)(3)             8.9%


      ---------------------------------

      * Officer and/or Director of Capital Gold.


(1) Based upon 101,624,496 shares issued and outstanding as of January 27, 2006.

(2) For Messrs. Dieterle, Roningen, Pritchard, Newell and Hazlitt, includes, respectively, 1,300,000 shares, 750,000 shares, 622,727 shares, 750,000 shares and 25,000 shares issuable upon exercise of options and/or warrants.


(3)   Includes shares owned by Mr. Roningen's wife and children.

(4) The shares are held of record by Credit Suisse First Boston LLC. Includes shares issuable upon exercise of warrants to purchase an aggregate of 8,000,000 shares. The warrants are not exercisable if, as a result of an exercise, the holder would then become a "ten percent beneficial owner" of our Common Stock, as defined in Rule 16a-2 under the Securities Exchange Act of 1934. The Approximate Percentage column takes into account the shares issuable upon exercise of these warrants. We have been advised that William P. Richards is the Fund Manager for RAB Special Situations (Master) Fund Limited, with dispositive and voting power over the shares held by RAB Special Situations (Master) Fund Limited.


(5) Includes shares issuable upon exercise of warrants to purchase an aggregate of 9,600,000 shares. We have been advised that Xavier Roulet, is a natural person with voting and investment control over shares of our Common Stock beneficially owned by SPGP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended July 31, 2005 and 2004, we paid Roger Newell $68,000 and $62,000, respectively, for professional geologist and management services rendered to us, plus expenses. During the fiscal years ended July 31, 2005 and 2004, we paid Scott Hazlitt $96,000 per year, for professional geologist and mine management services rendered to us, plus expenses. During the fiscal years ended July 31, 2005 and 2004, we paid Jack Everett consulting fees of $56,900 and $47,600, respectively. During the fiscal year ended July 31, 2005 and 2004, we paid Robert Roningen legal fees of $6,625 and $6,900, respectively.

In May 2004, we issued 250,000 Common Stock options each to Messrs. Dieterle, Roningen, Pritchard, Everett and Newell exercisable at $.22 per share expiring on May 25, 2007.

The Company utilizes Caborca Industrial S.A. de C.V., a Mexican corporation 100% owned by Messrs. Dieterle and Pritchard, two of our officers and directors for mining support services. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills us for these services at cost. Mining expenses charged by it amounted to approximately $24,000 for the year ended July 31, 2005.

                              SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares of common stock they are offering, which includes shares issuable upon exercise of options and warrants held by the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to warrants and options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Notwithstanding the foregoing, certain of the selling stockholders elected, at the time of the initial issuance of the warrants, to include provisions in the warrant, which provide that the warrants may not be exercised if such action would result in the holder, together with its affiliates, beneficially owning more than 4.99% of our common stock. In addition, certain of the selling stockholders elected, at the time of the initial issuance of the warrants, to include provisions in the warrant, which provide that the warrants may not be exercised if such action would result in the holder, together with its affiliates, beneficially owning more than 9.99% of our common stock.


Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each of the selling stockholders. The percentage ownership data is based on 101,624,496 shares of our common stock issued and outstanding as of January 21, 2006.


The shares of common stock covered by this prospectus may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the shares of our common stock for resale by the selling stockholders defined below. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. See "How The Shares May Be Distributed" below

The following table has been prepared based solely upon information furnished to us as of the date of this prospectus by the selling stockholders listed below. The selling stockholders identified below may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of their shares since the date on which the information in the following table is presented.

None of the selling stockholder has had any position, office or other material relationship with us or any of our affiliates within the past three years, other than as disclosed in the footnotes to the table.


                                                         Common Stock                                    Common Stock
                                                         Owned Prior            No. of  Shares           Owned After
Selling Stockholder                                      To Offering            Being Offered            The Offering
-----------------------------------------------------  --------------------  ----------------------  --------------------
Peter Alan Lloyd(1)                                         90,000(1)              90,000(1)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Terence Owen Lloyd(2)                                      515,000(2)             515,000(2)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
SPGP(3)                                                  20,270,000(3)          20,270,000(3)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
 Richard Harry Wells(4)                                    176,000(4)             176,000(4)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
RAB Special Situations (Master)
Fund Limited (5)                                         17,550,000(5)          17,550,000(5)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
NCL Smith & Williamson Ltd(6)                              330,000(6)             330,000(6)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Galloway Ltd(7)                                           2,200,000(7)           2,200,000(7)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Regent Pacific Group Ltd(8)                                1,320,000(8)          1,320,000(8)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Excalibur Limited Partnership(9)                          2,359,916(9)           2,359,916(9)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Tameem Auchi(10)                                           176,000(10)            176,000(10)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Compagnie Internationale                                  1,760,000(11)          1,760,000(11)                --
de Participations Bancaires
et Financieres(11)

-----------------------------------------------------  --------------------  ----------------------  --------------------
Sook Hee Chang(12)                                         88,000(12)             88,000(12)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
AGF Precious Metals Fund(13)                              3,520,000(13)          3,520,000(13)                --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Caisse de Depot et Placement                              5,110,800(14)          5,110,800(14)                --
du Quebec(14)

-----------------------------------------------------  --------------------  ----------------------  --------------------
Minh-Thu Dao-Huy(15)                                       220,000(15)            220,000(15)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Michael White(16)                                          29,568(16)             29,568(16)                  --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Neil McLoughlin(17)                                        179,441(17)            179,441(17)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------

-----------------------------------------------------  --------------------  ----------------------  --------------------
Jay Smith(18)                                              638,000(18)            638,000(18)                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Charles L. Stafford(19)                                    449,700(19)            396,000(19)               53,700

-----------------------------------------------------  --------------------  ----------------------  --------------------
Standard Bank Plc.(20)*                                   2,000,000(20)           2,000,000(20)               --

-----------------------------------------------------  --------------------  ----------------------  --------------------
IBK Capital Corp. (21)                                    2,702,000(21)           2,702,000(21)               --

-----------------------------------------------------  --------------------  ----------------------  --------------------
Josephine Scott                                           1,058,000(22)               763,636              294,364

-----------------------------------------------------  --------------------  ----------------------  --------------------
Peter I. Wold                                             350,000(23)                 250,000              100,000

-----------------------------------------------------  --------------------  ----------------------  --------------------
John P. Wold                                              250,000                     250,000                 --

-----------------------------------------------------  --------------------  ----------------------  --------------------
John S. Wold                                              500,000(23)                 250,000              250,000

-----------------------------------------------------  --------------------  ----------------------  --------------------
Andrew Fraser (24)                                        880,000(24)                 880,000(24)            --

-----------------------------------------------------  --------------------  ----------------------  --------------------
RBC/David Paterson Trust (25)                             440,000(25)                 440,000(25)            --

-----------------------------------------------------  --------------------  ----------------------  --------------------


* This selling stockholder has identified itself as an affiliate of a registered broker-dealer.


(1) The stockholder's brother, Terence Owen Lloyd, shares voting and investment control with the stockholder. Terence Owen Lloyd disclaims beneficial ownership of the shares owned by Peter Alan Lloyd.

(2) Some of the shares are held of record by Jocar Nominees Limited. The stockholder is the brother of Peter Alan Lloyd.

(3) Shares offered and owned includes 9,600,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has identified Xavier Roulet, as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(4) The shares are held of record by Hargreave Hale Nominees Ltd. Shares offered and owned includes 80,000 shares issuable upon exercise of warrants issued in the February 2005 private placement.

(5) The shares are held of record by Credit Suisse First Boston LLC. Includes shares issuable upon exercise of warrants to purchase an aggregate of 8,000,000 shares. The warrants are not exercisable if, as a result of an exercise, the holder would then become a "ten percent beneficial owner" of our common stock, as defined in Rule 16a-2 under the Securities Exchange Act of 1934. We have been advised that William P. Richards is the Fund Manager for RAB Special Situations (Master) Fund Limited, with dispositive and voting power over the shares held by RAB Special Situations (Master) Fund Limited.


(6) The shares are held of record by NCL Investments Limited. Shares offered and owned includes 150,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has identified Mr. P. A. Irving as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(7) Shares offered and owned includes 1,000,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has identified Denham Eke as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder. Mr. Eke disclaims beneficial ownership of the shares offered.

(8) The shares are held of record by Willbro Nominees Limited. Shares offered and owned includes 600,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has identified Jamie Gibson as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(9) The selling stockholder has identified William Hechter, the president of the selling stockholder's general partner as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder. Mr. Hechter disclaims beneficial ownership of the shares offered.

(10)  The shares are held of record by Fitel Nominees Limited.

(11) The shares are held of record by Fitel Nominees Limited. The selling stockholder has identified Mr. Nadhmi Auchi as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(12) Shares offered and owned includes 40,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has indicated that her husband, Paul Ensor, also exercises voting and investment control over shares of our common stock beneficially owned by the selling stockholder.


(13) The shares are held of record by Roytor & Co. Shares offered and owned includes 1,600,000 shares issuable upon exercise of warrants issued in the February 2005 private placement. The selling stockholder has identified Charles Oliver and Bob Farquharson as natural persons with voting and investment control over shares of our common stock beneficially owned by the selling stockholder. Messrs. Oliver and Farquharson disclaim beneficial ownership of the shares offered.


(14) The shares are held of record by Fiducie Desjardins. Includes shares issuable upon exercise of warrants to purchase an aggregate of 2,400,000 shares. We have been advised that Stephen Kibsey has dispositive power and Ginette Depelteau, as representative of Caisse de Depot et Placement du Quebec, has voting power over the shares held by Caisse de Depot et Placement du Quebec.

(15) The shares are held of record by GundyCo. The selling stockholder is an officer of IBK Capital Corp., the placement agent.

(16) The selling stockholder is an officer of IBK Capital Corp., the placement agent.

(17)  The shares are held of record by Willbro Nominees Limited.

(18)  The shares are held of record by GundyCo.

(19) Shares offered and owned includes 125,000 shares issuable upon exercise of warrants issued in the February 2005 private placement and shares issued in trust for the benefit of his children. Shares owned include an aggregate of 53,700 shares owned by Mr. Stafford's children.


(20) Shares offered includes 1,000,000 shares issuable upon exercise of warrants. The selling stockholder has identified its directors and senior management as a natural persons with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(21) Shares offered and owned represent shares issuable upon exercise of placement agent warrants issued with regard to the February 2005 private placement. The selling stockholder was the placement agent for the February 2005 private placement. The selling stockholder has identified William F. White, Minh-Thu Dao-Huy and Michael F. White as natural persons with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.

(22) Shares owned includes 763,636 shares issuable upon exercise of options. The selling stockholder is one of our employees.

(23) John P. Wold and Peter I. Wold are brothers. John S. Wold is the father of John P. and Peter I. Wold. Each disclaims beneficial ownership of the shares owned by the others.


(24)  The shares are held of record by Willbro Nominees Limited.

(25) The shares are held of record by Willbro Nominees Limited. The selling stockholder has identified David Paterson as a natural person with voting and investment control over shares of our common stock beneficially owned by the selling stockholder.


                        HOW THE SHARES MAY BE DISTRIBUTED

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders have been apprised that, if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to how the shares may be distributed, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, each of the selling stockholders who is a registered broker-dealer or is affiliated with a registered broker-dealer has advised us that:

      o     it purchased the shares in the ordinary course of business; and
      o at the time of the purchase of the shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers. In addition, the shares may not be sold unless the shares have been registered or qualified for sale in the relevant state or unless the shares qualify for an exemption from registration or qualification.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

The following section does not purport to be complete and is qualified in all respects by reference to the detailed provisions of our certificate of incorporation and our by-laws, copies of which have been filed with the Securities and Exchange Commission.


Our authorized capital stock consist of: (i) 200,000,000 shares of stock, $.0001 par value. 101,624,496 shares of common stock were issued and outstanding as of the date of this prospectus.


Our Board of Directors is empowered, without stockholder approval, to issue shares of stock in classes and series with such voting powers, designations, preferences and relative participating or other special rights and qualifications, limitations or restrictions thereof, as shall be determined from time to time by our Board of Directors

Common Stock

Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holder of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

The holders of common stock:

      o have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Anti-Takeover Provisions

Our Certificate of Incorporation allow us to issue shares of stock without any vote or further action by our stockholders. Our Board of Directors has the authority to designate classes and series of our stock and to fix and determine the relative rights and preferences of such classes and series. As a result, our Board of Directors could authorize the issuance of a series of stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. These provisions may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock and warrants is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

                                  LEGAL MATTERS

The validity of the common stock offered in this prospectus has been passed upon for us by Richard Feiner, Esq., 381 Park Avenue South, Suite 1601, New York, New York 10016. Mr. Feiner owns options to purchase an aggregate of 200,000 shares of our common stock.

                                     EXPERTS

Our consolidated financial statements included in this prospectus have been audited by Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement (which contains this prospectus) on Form SB-2 under the Securities Act of 1933. The registration statement relates to the shares offered by the selling stockholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us, the common stock, the debentures and the warrants. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described below.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Many of our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's Website at "http://www.sec.gov."

                                    GLOSSARY

Caliche:            Sediment cemented by calcium carbonate near surface.

Diorite:            Igneous Rock.

Dikes:              Tabular, vertical bodies of igneous rock.

Fissility:          Shattered, broken nature of rock.

Fracture
Foliations:         Fracture pattern in rock, parallel orientation, resulting
                    from pressure.

Heap Leaching:      Broken and crushed ore on a pile subjected to dissolution of metals by leach solution.

Hydrometallurgical
Plant: A metallurgical mineral processing plant that uses water to leach or separate and concentrate elements or minerals.

Intercalated:       Mixed in.

Litho static
Pressure:           Pressure brought on by weight of overlaying rocks.

Major
Intrusive Center:   An area where large bodies of intrusive igneous rock exist and through which large amounts of mineralizing fluids rose.

Mesothermal:        A class of hydrothermal ore deposit formed at medium
                    temperatures and a depth over one mile in the earth's crust.

Microporphyritic
Latite: Extremely fine grained siliceous igneous rock with a distribution of larger crystals within.

Mudstone:           Sedimentary bed composed primarily of fine grained material such as clay and silt.

Mineral Deposit
or Mineralized
Material:           A mineralized rock mass which has been intersected by
                    sufficient closely spaced drill holes and or underground sampling to support sufficient tonnage and average grade of metal(s) to warrant further exploration-development work.
                    This deposit does not qualify as a commercially mineable ore body (Reserves), as prescribed under Commission standards, until a final and comprehensive economic, technical and legal feasibility study based upon the test results is concluded.

PPM:                Part per million.

Pyritized:          Partly replaced by the mineral pyrite.

Reverse Circulation
Drilling (or R.C.
Drilling):          Type of drilling using air to recover cuttings for sampling through the middle of the drilling rods rather than the outside of the drill rods, resulting in less contamination of the sampled interval.

Sericitized:        Rocks altered by heat, pressure and solutions resulting in formation of the mineral sericite, a very fine grained mica.

Siltstone:          A sedimentary rock composed of clay and silt sized
                    particles.

Silicified:         Partly replaced by silica.

Stockwork Breccia:  Earth's crust broken by two or more sets of parallel faults converging from different directions.

Stockwork:          Ore, when not in strata or in veins but in large masses, so as to be worked in chambers or in large blocks.

Surface Mine:       Surface mining by way of an open pit without shafts or
                    underground working.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                October 31, 2005
                                   (UNAUDITED)

                                     ASSETS

Current Assets:

  Cash and Cash Equivalents                             $  3,475,872
  Loans Receivable - Affiliate                                34,995
  Marketable Securities                                      110,000
  Other Current Assets                                        22,836
                                                        ------------

     Total Current Assets                                  3,643,704
                                                        ------------

Mining Concessions                                            70,104
                                                        ------------

Property & Equipment - net                                   660,927
                                                        ------------

Intagible Assets - net                                        16,810
                                                        ------------

Other Assets:
  Other Investments                                           21,480
  Deferred Financing Costs                                   100,000
  Mining Reclamation Bonds                                    35,550
  Other                                                       43,422
  Other Deposits                                              98,000
  Security Deposits                                            9,605
                                                        ------------
     Total Other Assets                                      308,057
                                                        ------------

Total Assets                                            $  4,699,602
                                                        ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                      $    147,069
  Accrued Expenses                                           143,578
                                                        ------------
     Total Current Liabilities                               290,648
                                                        ------------

 Commitments and Contingencies
 Stockholders' Equity:
     Common Stock, Par Value $.0001 Per Share;
       Authorized 150,000,000 shares; Issued and
       Outstanding 95,969,218 Shares                           9,597
     Additional Paid-In Capital                           31,938,095
     Deficit Accumulated in the Development Stage        (27,396,773)
     Deferred Financing Costs                               (252,541)
     Accumulated Other Comprehensive Income                  110,576

                                                        ------------
     Total Stockholders' Equity                            4,408,954
                                                        ------------

Total Liabilities and Stockholders' Equity              $  4,699,602
                                                        ============

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                              For The Three Months Ended      For the Period
                                                     October 31,             September 17,1982
                                             ----------------------------     (Inception) To
                                                 2005            2004        October 31, 2005
                                             ------------    ------------    -----------------
Revenues                                     $         --    $         --    $              --
                                             ------------    ------------    -----------------
Costs and Expenses:
  Mine Expenses                                   540,551         179,968            8,204,459
  Write-Down of Mining, Milling and Other
    Property and Equipment                             --              --            1,299,445
  Selling, General and Administrative
    Expenses                                      289,347         152,007           10,152,314
  Stock Based Compensation                             --          29,260            9,409,847
  Depreciation and Amortization                     8,570              --              383,727
                                             ------------    ------------    -----------------
      Total Costs and Expenses                    838,468         361,235           29,449,792
                                             ------------    ------------    -----------------

Loss from Operations                             (838,468)       (361,235)         (29,449,792)
                                             ------------    ------------    -----------------

Other Income (Expense):
  Interest Income                                  25,506             235              821,504
  Miscellaneous                                        --           4,905               36,199
  Gain on Sale of Property and Equipment               --              --               46,116
  Gain on Sale of Subsidiary                           --              --            1,907,903
  Option Payment                                       --              --               70,688
  Loss on Write-Off of Investment                      --              --              (10,000)
  Loss on Joint Venture                                --              --             (901,700)
  Loss on Option                                       --              --              (50,000)
  Loss on Other Investments                            --              --               (3,697)
  Loss on Write -Off of Minority Interest              --              --             (150,382)
                                             ------------    ------------    -----------------
      Total Other Income (Expense)                 25,506           5,140            1,766,631
                                             ------------    ------------    -----------------

Loss Before Minority Interest                    (812,962)       (356,095)         (27,683,161)
Minority Interest                                      --              --              286,388

                                             ------------    ------------    -----------------
Net Loss                                     $   (812,962)   $   (356,095)   $     (27,396,773)
                                             ============    ============    =================

Net Loss Per Common Share - Basic and
Diluted                                      $      (0.01)   $      (0.01)
                                             ============    ============

Weighted Average Common Shares Outstanding     95,969,218      58,746,129
                                             ============    ============

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                    For The Three
                                                                     Months Ended          For the Period
                                                                      October 31,         September 17,1982
                                                                 ----------------------    (Inception) To
                                                                    2005        2004      October 31, 2005
                                                                 ---------    ---------   -----------------
Cash Flow From Operating Activities:
  Net Loss                                                       $(762,962)   $(356,095)   $     (27,396,773)
  Adjustments to Reconcile Net Loss to
    Net Cash (Used) By Operating Activities:
      Depreciation and Amoritzation                                  8,570           --              383,727
      Gain on Sale of Subsidiary                                        --           --           (1,907,903)
      Minority Interest in Net Loss of Subsidiary                       --           --             (286,388)
      Write-Down of Impaired Mining, Milling and Other                  --
        Property and Equipment                                          --           --            1,299,445
        Gain on Sale of Property and Equipment                          --           --              (46,116)
        Loss on Write-Off of Investment                                 --           --               10,000
        Loss on Joint Venture                                           --           --              901,700
        Loss on Write-Off of Minority Interest                          --           --              150,382
      Value of Common Stock Issued for Services                         --           --            2,843,153
      Stock Based Compensation                                          --       29,260            9,380,587
      Changes in Operating Assets and Liabilities:
        Decrease in Prepaid Expenses                                18,991        1,651                   --
        (Increase) Decrease in Other Current Assets                 18,013        6,076              (22,836)
        (Increase) in Other Deposits                               (18,000)          --              (98,000)
        (Increase) in Other Assets                                      --           --              (43,423)
        (Increase) in Security Deposits                                 --           --               (9,605)
        Increase (Decrease) in Accounts Payable                     55,030       (8,651)             175,252
        (Decrease) in Accrued Expenses                             (97,198)        (621)             (28,966)
                                                                 ---------    ---------    -----------------

Net Cash (Used) In Operating Activities                           (777,177)    (328,380)         (14,645,764)
                                                                 ---------    ---------    -----------------

Cash Flow From Investing Activities:
  (Increase) in Other Investments                                     (260)         (93)             (21,480)
  Purchase of Mining, Milling and Other Property and Equipment     (17,524)          --           (2,380,857)
  Purchase of Concessions                                               --           --              (25,324)
  Investment Intangibles                                                --           --              (18,531)
  Proceeds on Sale of Mining, Milling and Other Property
    and Equipment                                                       --           --               83,638
  Proceeds From Sale of Subsidiary                                      --           --            2,131,616
  Expenses of Sale of Subsidiary                                        --           --             (101,159)
  Advance Payments - Joint Venture                                      --           --               98,922
  Investment in Joint Venture                                           --           --             (101,700)
  Investment in Privately Held Company                                  --           --              (10,000)
  Net Assets of Business Acquired (Net of Cash)                         --           --              (42,130)
  Investment in Marketable Securities                                   --           --              (50,000)
                                                                 ---------    ---------    -----------------

Net Cash (Used) In Investing Activities                            (17,784)         (93)            (437,005)
                                                                 ---------    ---------    -----------------

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                   (Continued)

                                                          For The Three
                                                           Months Ended         For The Period
                                                            October 31,        September 17, 1982
                                                      ----------------------    (Inception) To
                                                         2005         2004     October 31, 2005
                                                      ----------   ---------   -----------------
Cash Flow From Financing Activities:
  Advances to Affiliate                                   (3,577)         --             (34,996)
  Proceeds of Borrowings - Officers                           --          --              18,673
  Repayment of Loans Payable - Officers                       --          --             (18,673)
  Proceeds of Note Payable                                    --          --              11,218
  Payments of Note Payable                                    --          --             (11,218)
  Proceeds From Issuance of Common Stock                      --     226,820          18,735,924
  Commissions on Sale of Common Stock                         --          --              (5,250)
  Deferred Finance Costs                                      --          --            (100,000)
  Expenses of Initial Public Offering                         --          --            (408,763)
  Capital Contributions - Joint Venture Subsidiary            --          --             304,564
  Purchase of Certificate of Deposit - Restricted             --          --              (5,000)
  Purchase of Mining Reclamation Bonds                        --          --             (30,550)
                                                      ----------   ---------   -----------------

Net Cash Provided By Financing Activities                 (3,577)    226,820          18,455,929
                                                      ----------   ---------   -----------------

Effect of Exchange Rate Changes                           (7,138)      6,088             102,712
                                                      ----------   ---------   -----------------

Increase (Decrease) In Cash and Cash Equivalents        (805,676)    (95,565)          3,475,872

Cash and Cash Equivalents - Beginning                  4,281,548     208,443
                                                      ----------   ---------   -----------------

Cash and Cash Equivalents - Ending                    $3,475,872   $ 112,878   $       3,475,872
                                                      ==========   =========   =================

Supplemental Cash Flow Information:
  Cash Paid For Interest                              $       --   $      --   $              --
                                                      ==========   =========   =================

  Cash Paid For Income Taxes                          $    6,315   $   3,336   $          32,155
                                                      ==========   =========   =================

Non-Cash Financing Activities:
  Issuances of Common Stock as Commissions
    on Sales of Common Stock                          $       --   $  18,200   $         440,495
                                                      ==========   =========   =================

  Issuance of common stock as payment
    for Expenses                                      $       --   $      --   $         192,647
                                                      ==========   =========   =================
  Issuance of Common Stock as Payment for Mining,
    Milling and Other Property and Equipment          $       --   $      --   $           4,500
                                                      ==========   =========   =================

 Exercise of Options as Payment of Accounts Payable   $       --   $      --   $          36,000
                                                      ==========   =========   =================

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Capital Gold Corporation and its subsidiaries, which are wholly and majority owned. All significant inter-company accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the accompanying condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the condensed consolidated financial position and results of operations and cash flows for the periods presented.

Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

The condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and has recurring losses from operations and operating cash constraints that raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 - Marketable Securities

Marketable securities are classified as current assets and are summarized as follows:

Marketable equity securities, at cost         $ 50,000
                                              ========

Marketable equity securities, at fair value   $110,000
                                              ========

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 3 - Property and Equipment

Property and Equipment consist of the following at October 31, 2005:

Improvements                     $  15,797
Equipment Held for Resale          393,829
Equipment                           75,572
Water Well                         141,244
Vehicle                             34,656
Office Equipment                    12,266
Furniture                            1,843
                                 ---------

Total                              675,207
Less: accumulated depreciation     (14,280)
                                 ---------

Fixed assets, net                $ 660,927
                                 =========

Depreciation expense for the three months ending October 31, 2005 and 2004 was $7,538 and $ -0-, respectively.

NOTE 4 - Intangible Assets

Investment in Right of Way        $ 18,531
Less: accumulated amortization      (1,721)
                                  --------

Intangible assets, net            $ 16,810
                                  ========

Amortization expense for the period ending October 31, 2005 and 2004 was $1,032 and $ -0-, respectively.

NOTE 5 - Mining Concessions

Mining concessions consists of the following:

El Charro                    $25,324
El Chanate                    44,780
                             -------

Total                        $70,104
                             =======

The El Chanate exploitation and exploration concessions are carried at historical cost and were acquired in connection with the purchase of the stock of Minera Chanate, S.A. de C.V. The Company acquired an additional mining concession - El Charro. El Charro lays within the current El Chanate property boundaries. The Company is required to pay 1 1/2% net smelter royalty in connection with the El Charro concession.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 - Loans Receivable - Affiliate

Loans receivable - affiliate consist of expense reimbursements from a publicly-owned corporation in which the Company has an investment (see Notes 2 &
9). In addition, the Company's president and chairman of the board of directors is an officer and director of that corporation. These loans are non-interest bearing and due on demand.

NOTE 7 - Other Investments

Other investments are carried at cost and consist of tax liens purchased on properties located in Lake County, Colorado.

NOTE 8 - Other Comprehensive Income(Loss)-Supplemental Non-Cash Investing Activities

Other comprehensive income (loss) consists of accumulated foreign translation gains and losses and unrealized gains on marketable securities and is summarized as follows:

Balance - July 31, 2004                                $  88,739
Equity Adjustments from Foreign Currency Translation      28,975
Unrealized Gains on Marketable Securities                 40,000
                                                       ---------

Balance - July 31, 2005                                  157,714
Equity Adjustments from Foreign Currency Translation      (7,138)
Unrealized Gains (loss) on Marketable Securities         (40,000)
                                                       ---------

Balance - October 31, 2005                             $ 110,576
                                                       =========

NOTE 9 - Related Party Transactions

In August 2002 the Company purchased marketable equity securities of a related company. The Company recorded approximately $3,600 and $4,900 in expense reimbursements including office rent from this entity for the three months ended October 31, 2005 and 2004, respectively (see Notes 2 and 6). The Company utilizes a Mexican Corporation 100% owned by two officers/Directors and stockholders of the Company for mining support services. These services include but are not limited to the payment of mining salaries and related costs. The Mexican Corporation bills the Company for these services at cost. Mining expenses charged by the Mexican Corporation and reported on the statement of operations amounted to approximately $25,000 and $ -0- for the three months ended October 31, 2005 and 2004, respectively.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 10 - Stockholders' Equity

Common Stock

At various stages in the Company's development, shares of the Company's common stock have been issued at fair market value in exchange for services or property received with a corresponding charge to operations, property and equipment or additional paid-in capital depending on the nature of the services provided or property received.

During the three months ended October 31, 2004, the Company issued 1,926,732 shares for gross proceeds of $226,820. During the same period they also issued 259,507 shares of common stock for services rendered value at $29,260, and 151,666 shares of common stock valued at $18,200 as commissions on the sale of common stock. During the three months ended October 31, 2005, the Company issued no shares of common stock.

NOTE 11 - Project Finance Facility

On February 2, 2005, we mandated Standard Bank London Limited as the exclusive arranger of a project finance facility of up to $10 million for our El Chanate gold mining project and associated hedging. We anticipate that Standard Bank will administer the loan and the hedging throughout the construction and operational phases of the project. Although the specific terms of the proposed financing are subject to alteration, we anticipate, among other things, that the loan would mature in five years after the initial draw and bear interest at a rate linked to the 1,2,3 or 6 month Libor rate. The loan would be secured by our assets and supported by our guarantee. In addition, we will be required to deposit all cash proceeds we receive from operations and other sources in an off-shore account. Absent default by us under the finance documents, we may use funds from this account for specific purposes such as approved operating costs, budgeted capital expenditures, hedging costs and funds payable to Standard Bank under the finance documents. We would be required to meet and maintain certain financial covenants and we would be required to conform to certain negative covenants such as restrictions on sale of assets. We also would be required to enter into a gold price protection program that mitigates the gold price risk by purchasing price protection in a manner satisfactory to the lender.

As required by the mandate, we issued to Standard Bank 1,000,000 common stock purchase warrants and paid an initial cash fee of $100,000. Such warrants have been valued at approximately $253,000 using the Black-Scholes option pricing model and are reflected as deferred financing costs as a reduction of stockholders' equity on the Company's balance sheet.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 11 - Project Finance Facility -(continued)

Such costs will be amortized to operations over the life of the debt and in the event the transaction with Standard Bank is not consummated, such costs will be charged to operations immediately. The initial cash fee of $100,000 is included in Deferred Finance Costs on the Company's balance sheet. Such costs will be amortized to operations over the life of the debt and in the event the transaction with Standard Bank is not consummated, such costs will be charged to operations immediately. If Standard Bank determines to proceed with the funding, we will be required to pay certain additional fees of $300,000 and issue to Standard Bank an additional 14,600,000 common stock purchase warrants. Per our arrangement with Standard Bank, the shares issuable upon exercise of the 1,000,000 common stock purchase warrants have been included in a registration statement filed with the Securities and Exchange Commission covering their public resale. We also will be required to so register the shares issuable upon exercise of the additional 14,600,000 warrants if and when these warrants are issued. The warrants may be exercised at a price equivalent to the lower of a) $.32 per share and b) the Company's common share price at the closing date, but in no case less than $.30 per share. This mandate is not a commitment to provide the funding. Funding is subject to satisfactory completion of due diligence, approvals from Standards Bank's credit committee and execution of definitive documentation.

NOTE 12 - Subsequent Events

Recapitalization

On September 22, 2005, The Board of Directors recommended an amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of capital stock from 150,000,000 to 200,000,000 shares. In addition, the Board of Directors recommended that the Company reincorporate in the State of Delaware. These amendments were approved by the stockholders on November 18, 2005 and the Company effected the reincorporation in Delaware and the authorized share increase on November 21, 2005. In addition, the par value was decreased from $0.001 per share to $0.0001 per share.

Project Financing Facility

On November 11, 2005 the Company received a commitment letter from Standard Bank (see Note 11) informing us that its credit committee had approved the banks arranging and providing for a senior project financing facility for up to $12 million for the development of our El Chanate project. Amongst other requirements, the commitment letter requires us to raise additional equity funding, net of expenses, that, along with cash on hand, is adequate to cover all required covenants and completion conditions. In connection with this letter, the Company paid $100,000 and issued 1,000,000 shares of the Company common stock. Pursuant to this letter, instead of delivering on the Closing Date of the facility an additional 14,600,000 common stock purchase warrants, as contemplated in the original Mandate, the Company will be required to deliver an additional 1,000,000 shares of common stock and an additional 12,600,000 common stock purchase warrants.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 12 - Subsequent Events - (continued)

Warrant Re-pricing

In December 2005, the Board of Directors ratified the temporary re-pricing of certain warrants that were issued in connection with the February 2005 private placement from $0.30 per share to $0.20 per share exercise price. In addition, warrants issued to the placement agent were also re-priced from $0.25 per share to $0.20 per share exercise price. These re-pricings are offered for the period November 29, 2005 through December 23, 2005.

Mining Contract

In early December, our wholly-owned Mexican subsidiary, Minera Santa Rita, S.A. de R.L. de C.V.("MSR"), which holds the rights to develop and mine El Chanate Project, entered into a Mining Contract with a Mexican mining contractor, Sinergia Obras Civiles y Mineras, S.A. de C.V,("Contractor"). The Mining Contract becomes effective when MSR sends the Contractor a formal "Notice of Award".

Pursuant to the Mining Contract, the Contractor, using its own equipment, will generally perform all of the mining work (other than crushing) at the El Chanate Project for the life of the mine. The Mining Contract becomes effective upon delivery by MSR to the Contractor of a formal "Notice to Proceed". Subsequent to delivery of the "Notice to Proceed" and prior to commencement of any work by the Contractor, MSR must pay the Contractor a mobilization payment of $70,000, and must also make an advance payment of $520,000 to the Contractor. This advance payment is recoverable by MSR out of 100% of subsequent payments due to the Contractor under the Mining Contract. The Contractor's mining rates are subject to escalation on an annual basis. This escalation is tied to the percentage escalation in the Contractor's costs for its equipment, interest rates and labor. If the "Notice to Proceed" is not received by the Contractor by June 1, 2006, the Contractor may modify its initial mining rates, and MSR is not obligated to proceed with the Mining Contract if those modified rates are unacceptable to MSR.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Capital Gold Corporation
New York, New York

We have audited the accompanying consolidated balance sheet of Capital Gold Corporation and Subsidiaries (A Development Stage Enterprise) ("the Company") as of July 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended July 31, 2005 and for the period September 17, 1982 (Inception) to July 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Gold Corporation and Subsidiaries as of July 31, 2005 and the consolidated results of their operations and their cash flows for each of the two years in the period ended July 31, 2005 and for the period September 17, 1982 (Inception) to July 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is a development stage enterprise whose operations have generated recurring losses since its inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in Note
17. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 25, 2005

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEET
                                  July 31, 2005

                                     ASSETS

Current Assets:

  Cash and Cash Equivalents                                        $  4,281,548
  Loans Receivable - Affiliate                                           31,419
  Prepaid Expenses                                                       18,991
  Marketable Securities                                                 150,000
  Other Current Assets                                                   40,849
                                                                   ------------

       Total Current Assets                                           4,522,807
                                                                   ------------

Mining Concessions                                                       70,104
                                                                   ------------

Property & Equipment - net                                              650,941
                                                                   ------------

Intagible Assets - net                                                   17,842
                                                                   ------------

Other Assets:
  Other Investments                                                      21,220
  Deferred Financing Costs                                              100,000
  Mining Reclamation Bonds                                               35,550
  Other                                                                  43,802
  Other Deposits                                                         80,000
  Security Deposits                                                       9,605
                                                                   ------------
     Total Other Assets                                                 290,177
                                                                   ------------

Total Assets                                                       $  5,551,871
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                                 $     92,040
  Accrued Expenses                                                      190,776
                                                                   ------------
     Total Current Liabilities                                          282,816
                                                                   ------------

Commitments and Contingencies
Stockholders' Equity:
  Common Stock, Par Value $.001 Per Share;
    Authorized 150,000,000 shares; Issued and
    Outstanding 95,969,218 Shares                                        95,969
  Additional Paid-In Capital                                         31,851,724
  Deficit Accumulated in the Development Stage                      (26,583,811)
  Deferred Financing Costs                                             (252,541)
  Accumulated Other Comprehensive Income                                157,714
                                                                   ------------

  Total Stockholders' Equity                                          5,269,055
                                                                   ------------

Total Liabilities and Stockholders' Equity                         $  5,551,871
                                                                   ============

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                             For the Period
                                                 For the Year Ended        September 17, 1982
                                                      July 31,                 (Inception)
                                            -----------------------------          To
                                                2005             2004        July 31, 2005
                                            ------------     ------------     ------------
Revenues                                    $         --     $         --     $         --
                                            ------------     ------------     ------------
Costs and Expenses:
 Mine Expenses                                   851,374          673,050        7,663,908
 Write-Down of Mining, Milling and Other
   Property and Equipment                             --          300,000        1,299,445
 Selling, General and Administrative
   Expenses                                    1,005,038          687,722        9,862,967
 Stock Based Compensation                        187,844          379,033        9,409,847
 Depreciation and Amortization                     7,431               --          375,157
                                            ------------     ------------     ------------
     Total Costs and Expenses                  2,051,687        2,039,805       28,611,324
                                            ------------     ------------     ------------

Loss from Operations                          (2,051,687)      (2,039,805)     (28,611,324)
                                            ------------     ------------     ------------

Other Income (Expense):
 Interest Income                                  42,483            4,074          795,998
 Miscellaneous                                     3,522               --           36,199
 Financing Fees                                       --               --               --
 Gain on Sale of Property and Equipment               --               --           46,116
 Gain on Sale of Subsidiary                           --               --        1,907,903
 Option Payment                                       --               --           70,688
 Loss on Write-Off of Investment                      --               --          (10,000)
 Loss on Joint Venture                                --         (800,000)        (901,700)
 Loss on Option                                       --               --          (50,000)
 Loss on Other Investments                            --           (3,697)          (3,697)
 Loss on Write -Off of Minority Interest              --         (150,382)        (150,382)
                                            ------------     ------------     ------------
        Total Other Income (Expense)              46,005         (950,005)       1,741,125
                                            ------------     ------------     ------------

Loss Before Minority Interest                 (2,005,682)      (2,989,810)     (26,870,199)
Minority Interest                                     --           51,220          286,388
                                            ------------     ------------     ------------
Net Loss                                    $ (2,005,682)    $ (2,938,590)    $(26,583,811)
                                            ============     ============     ============

Net Loss Per Common Share - Basic and
Diluted                                     $      (0.03)    $      (0.06)
                                            ============     ============

Weighted Average Common Shares
Outstanding                                   75,123,922       51,584,715
                                            ============     ============


The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                            Deficit
                                                                          Accumulated
                                           Common Stock       Additional    In The
                                      ---------------------    Paid-In    Development
                                        Shares      Amount     Capital       Stage         Total
                                      ----------   --------   ----------  -----------   -----------
Balance
  September 17, 1982
  (Inception)                                 -0-  $     -0-  $       -0-   $     -0-   $        -0-

Initial Cash
  Officers - At $.001 Per Share        1,575,000      1,575           --          --          1,575

  Other Investors -
    At $.001 Per Share                 1,045,000      1,045           --          --          1,045

Initial - Mining Claims -
  Officer - At $.002 Per Share           875,000        875          759          --          1,634

Common Stock Issued For:
  Cash At $.50 Per Share                 300,000        300      149,700          --        150,000

Net Loss                                      --         --           --      (8,486)        (8,486)
                                      ----------   --------   ----------    --------    -----------

Balance - July 31, 1983                3,795,000      3,795      150,459      (8,486)       145,768

Common Stock Issued For:
  Cash Pursuant to Initial Offering
  At $1.50 Per Share, Net of
  Offering Costs of $408,763           1,754,741      1,755    2,221,594          --      2,223,349

Net Income                                    --         --           --      48,890         48,890
                                      ----------   --------   ----------    --------    -----------

Balance - July 31, 1984                5,549,741      5,550    2,372,053      40,404      2,418,007

Net Income                                    --         --           --      18,486         18,486
                                      ----------   --------   ----------    --------    -----------

Balance - July 31, 1985                5,549,741      5,550    2,372,053      58,890      2,436,493

Common Stock Issued For:
  Mineral Lease At $1.00 Per Share           100         --          100          --            100

Net Income                                    --         --           --       4,597          4,597
                                      ----------   --------   ----------    --------    -----------

Balance - July 31, 1986                5,549,841      5,550    2,372,153      63,487      2,441,190

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                    Deficit
                                                                  Accumulated
                               Common Stock        Additional       In The
                           ---------------------     Paid-In      Development
                            Shares      Amount       Capital         Stage          Total
                           ---------   ---------   -----------    -----------    -----------
Net Loss                          --   $      --   $        --    $  (187,773)   $  (187,773)
                           ---------   ---------   -----------    -----------    -----------

Balance - July 31, 1987    5,549,841       5,550     2,372,153       (124,286)     2,253,417

Common Stock Issued For:
  Services Rendered At
    $1.00 Per Share           92,000          92        91,908             --         92,000

Net Loss                          --          --            --       (328,842)      (328,842)
                           ---------   ---------   -----------    -----------    -----------

Balance - July 31, 1988    5,641,841       5,642     2,464,061       (453,128)     2,016,575

Net Loss                          --          --            --       (379,852)      (379,852)
                           ---------   ---------   -----------    -----------    -----------

Balance - July 31, 1989    5,641,841       5,642     2,464,061       (832,980)     1,636,723

Common Stock Issued For:
  Cash:
    At $.70 Per Share        269,060         269       194,219             --        194,488
    At $.50 Per Share        387,033         387       199,443             --        199,830
  Services:
    At $.50 Per Share         68,282          68        34,073             --         34,141
  Commissions:
    At $.70 Per Share         15,000          15           (15)            --             --

Commissions Paid                  --          --        (2,100)            --         (2,100)

Net Loss                          --          --            --       (529,676)      (529,676)
                           ---------   ---------   -----------    -----------    -----------

Balance - July 31, 1990    6,381,216       6,381     2,889,681     (1,362,656)     1,533,406

Common Stock Issued For:
  Cash At $.60 Per Share     318,400         319       180,954             --        181,273

Net Loss                          --          --            --       (356,874)      (356,874)
                           ---------   ---------   -----------    -----------    -----------

Balance - July 31, 1991    6,699,616       6,700     3,070,635     (1,719,530)     1,357,805

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $.30 Per Share                       114,917    $        115    $     34,303     $         --     $     34,418
    At $.50 Per Share                         2,000               2             998               --            1,000
    At $.60 Per Share                        22,867              23          13,698               --           13,721
    At $.70 Per Share                        10,000              10           6,990               --            7,000
    At $.80 Per Share                         6,250               6           4,994               --            5,000
    At $.90 Per Share                         5,444               5           4,895               --            4,900
  Services:
    At $.32 Per Share                        39,360              39          12,561               --           12,600
    At $.50 Per Share                        92,353              93          46,084               --           46,177
  Exercise of Options:
    At $.50 Per Share By
      Related Party                         100,000             100          49,900               --           50,000

Net Loss                                         --              --              --         (307,477)        (307,477)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1992                   7,092,807           7,093       3,245,058       (2,027,007)       1,225,144

Common Stock Issued For:
  Cash:
    At $.30 Per Share                       176,057    $        176    $     51,503     $         --     $     51,679
    At $.50 Per Share                       140,000             140          69,964               --           70,104
    At $.60 Per Share                        10,000              10           5,990               --            6,000
    At $.70 Per Share                        17,000              17          11,983               --           12,000
    At $1.00 Per Share                       50,000              50          49,950               --           50,000
  Services:
    At $.50 Per Share                       495,556             496         272,504               --          273,000
  Commissions:
    At $.50 Per Share                        20,220              20             (20)              --               --

Commissions Paid                                 --              --          (1,500)              --           (1,500)

Net Loss                                         --              --              --         (626,958)        (626,958)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1993                   8,001,640           8,002       3,705,432       (2,653,965)       1,059,469

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $.30 Per Share                       249,330    $        150    $     43,489     $         --     $     43,639
    At $.50 Per Share                       377,205             377         189,894               --          190,271
Services:
    At $.30 Per Share                       500,000             500         149,500               --          150,000
    At $.50 Per Share                       130,000             130          71,287               --           71,417
    At $.50 Per Share
      By Related Party                       56,000             156          77,844               --           78,000
    At $.70 Per Share                         4,743               4           3,316               --            3,320
  Exercise of Options For Services:
    At $.50 Per Share                        35,000              35          17,465               --           17,500
    At $.50 Per Share
     By Related Party                       150,000             150          74,850               --           75,000

Net Loss                                         --              --              --         (665,909)        (665,909)
                                       ------------    ------------    ------------     ------------     ------------
Balance - July 31, 1994                   9,503,918           9,504       4,333,077       (3,319,874)       1,022,707

Common Stock Issued For:
  Cash:
    At $.30 Per Share                       150,000    $        150    $     49,856     $         --     $     50,006
    At $.40 Per Share                       288,200             288         115,215               --          115,503
    At $.50 Per Share                       269,611             270         132,831               --          133,101
    At $.60 Per Share                       120,834             121          72,379               --           72,500
    At $.70 Per Share                        23,000              23          16,077               --           16,100
Services:
    At $.40 Per Share                       145,000             145          60,755               --           60,900
    At $.50 Per Share                        75,000              75          34,925               --           35,000
Exercise of Options For:
  Cash:
  At $.50 Per Share
    By Related Party                        350,000             350         174,650               --          175,000
Services:
  At $.50 Per Share                          35,000              35          17,465               --           17,500

Commissions Paid                                 --              --          (1,650)              --           (1,650)

Net Loss                                         --              --              --         (426,803)        (426,803)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1995                  10,960,563          10,961       5,005,580       (3,746,677)       1,269,864

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $.40 Per Share                        75,972    $         76    $     30,274     $         --     $     30,350
    At $.50 Per Share                       550,423             550         270,074               --          270,624
    At $.60 Per Share                       146,773             147          87,853                            88,000
    At $.70 Per Share                        55,722              56          38,949                            39,005
    At $.80 Per Share                       110,100             110          87,890                            88,000

Services:
    At $.40 Per Share                       104,150             104          38,296               --           38,400
    At $.50 Per Share                        42,010              42          20,963               --           21,005
    At $.60 Per Share                         4,600               5           2,755                             2,760
    At $.70 Per Share                       154,393             155         107,920                           108,075

  Commissions:
     At $.35 Per Share                       23,428              23             (23)
     At $.50 Per Share                       50,545              50             (50)
     At $.60 Per Share                        2,000               2              (2)
     At $.70 Per Share                       12,036              12             (12)

  Exercise of Options:
    Cash:
      At $.35 Per Share
        By Related Party                     19,571              20           6,830                             6,850

    Services:
      At $.35 Per Share
        By  Related Party                   200,429             200          69,950               --           70,150
      At $.50 Per Share                      95,000              95          47,405               --           47,500

Compensation Portion of
  Options                                        --              --         261,500               --          261,500

Net Loss                                         --              --              --         (956,043)        (956,043)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1996                  12,607,715          12,608       6,076,152       (4,702,720)       1,386,040

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $.35 Per Share                        50,000    $         50    $     17,450     $         --     $     17,500
    At $.40 Per Share                       323,983             324         128,471               --          128,795
    At $.50 Per Share                       763,881             762         381,174               --          381,936
    At $.60 Per Share                        16,667              17           9,983               --           10,000
    At $.70 Per Share                         7,143               7           4,993               --            5,000
    At $.80 Per Share                        28,750              29          22,971               --           23,000

  Services:
    At $.50 Per Share                       295,884             296         147,646               --          147,942

  Commissions:
     At $.35 Per Share                       44,614              45             (45)
     At $.40 Per Share                       41,993              42             (42)
     At $.50 Per Share                       37,936              38             (38)

  Expense:
     At $.35 Per Share                        8,888               9           3,099                             3,108
     At $.40 Per Share                        9,645              10           3,848                             3,858

  Property and Equipment
      At $.60 Per Share                       7,500               8           4,492                             4,500

  Exercise of Options
    Services:
      At $.35 Per Share
        By Related Party                    136,301             136          47,569                            47,705

Net Loss                                         --              --              --         (805,496)        (805,496)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1997                  14,380,900          14,381       6,847,723       (5,508,216)       1,353,888

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $.20 Per Share                        10,000    $         10    $      1,990     $         --     $      2,000
    At $.25 Per Share                       100,000             100          24,900               --           25,000
    At $.27 Per Share                        45,516              46          12,244               --           12,290
    At $.28 Per Share                       150,910             151          41,349               --           41,500
    At $.30 Per Share                        60,333              60          18,040               --           18,100
    At $.31 Per Share                         9,677              10           2,990               --            3,000
    At $.32 Per Share                        86,750              87          27,673               --           27,760
    At $.33 Per Share                       125,364             125          41,245               --           41,370
    At $.35 Per Share                        75,144              75          26,225               --           26,300
    At $.38 Per Share                        49,048              49          18,311               --           18,360
    At $.40 Per Share                       267,500             268         106,732               --          107,000
    At $.45 Per Share                        65,333              65          29,335               --           29,400
    At $.50 Per Share                       611,184             610         304,907               --          305,517

Services:
    At $.23 Per Share                        48,609              49          11,131               --           11,180

Exercise of Options:
  Services:
     At $.22 Per Share                       82,436              82          18,054               --           18,136
     At $.35 Per Share                      183,846             184          64,162               --           64,346

Compensation:
     At $.22 Per Share                      105,000             105          22,995               --           23,100
     At $.35 Per Share                       25,000              25           8,725               --            8,750

Commissions:
     At $.22 Per Share                       67,564              68             (68)              --
     At $.35 Per Share                      291,028             291            (291)              --

Net Loss                                         --              --              --         (807,181)        (807,181)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1998                  16,841,142          16,841       7,628,372       (6,315,397)       1,329,816

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Common Stock Issued For:
  Cash:
    At $0.20 Per Share                       12,500    $         13    $      2,487     $         --     $      2,500
    At $0.22 Per Share                       45,454              45           9,955               --           10,000
    At $0.25 Per Share                      248,788             249          61,948               --           62,197
    At $0.27 Per Share                      132,456             132          35,631               --           35,763
    At $0.28 Per Share                      107,000             107          30,493               --           30,600
    At $0.29 Per Share                       20,000              20           5,780               --            5,800
    At $0.30 Per Share                       49,333              49          14,751               --           14,800
    At $0.32 Per Share                      152,725             153          48,719               --           48,872
    At $0.33 Per Share                      149,396             149          49,151               --           49,300
    At $0.35 Per Share                      538,427             538         187,912               --          188,450
    At $0.40 Per Share                       17,000              17           6,783               --            6,800
    At $0.50 Per Share                       53,000              53          26,447               --           26,500
    At $0.55 Per Share                        6,000               6           3,294               --            3,300
    At $0.65 Per Share                       33,846              34          21,966               --           22,000
    At $0.68 Per Share                       13,235              13           8,987               --            9,000
    At $0.70 Per Share                      153,572             154         107,346               --          107,500
    At $0.90 Per Share                       57,777              58          51,942               --           52,000
    At $1.00 Per Share                       50,000              50          49,950               --           50,000
    At $1.10 Per Share                      150,000             150         164,850               --          165,000

Expenses:
    At $0.21 Per Share                       37,376              37           7,812               --            7,849
    At $0.30 Per Share                       19,450              19           5,816               --            5,835
    At $0.36 Per Share                       34,722              35          12,465               --           12,500

Commission:
    At $0.21 Per Share                      158,426             158            (158)              --               --
    At $0.25 Per Share                       28,244              28             (28)              --               --
    At $0.30 Per Share                      132,759             133            (133)              --               --
    At $0.35 Per Share                       40,000              40             (40)              --               --

Services:                                    95,238              95          19,905               --           20,000
    At $0.25 Per Share                       17,000              17           4,233               --            4,250
    At $0.30 Per Share                      145,941             146          43,636               --           43,782
    At $0.50 Per Share                       71,808              72          35,832               --           35,904

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Compensation portion of Cash
  Issuances                                      --    $         --    $    618,231     $         --     $    618,231

Compensation Portion of
  Options                                        --              --         304,900               --          304,900

Exercise of Options:
  Cash
    At $0.10 Per Share                      510,000             510          50,490               --           51,000

Services:
    At $0.70 Per Share                      100,000             100          69,900               --           70,000

Net Loss                                         --              --              --       (1,964,447)      (1,964,447)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 1999                  20,222,615          20,221       9,689,625       (8,279,844)       1,430,002

Common Stock Issued For:
  Cash:
    At $.18 Per Share                        27,778              28           4,972               --            5,000
    At $.20 Per Share                       482,500             483          96,017               --           96,500
    At $.21 Per Share                        47,500              47           9,953               --           10,000
    At $.22 Per Share                       844,821             845         185,012               --          185,857
    At $.30 Per Share                       100,000             100          29,900               --           30,000
    At $.35 Per Share                       280,000             280          97,720               --           98,000
    At $.37 Per Share                        56,000              56          19,944               --           20,000
    At $.38 Per Share                       100,000             100          37,900               --           38,000
    At $.40 Per Share                       620,000             620         247,380               --          248,000
    At $.42 Per Share                        47,715              48          19,952               --           20,000
    At $.45 Per Share                       182,445             182          81,918               --           82,100
    At $.50 Per Share                       313,000             313         156,187               --          156,500
    At $.55 Per Share                       122,778             123          67,377               --           67,500
    At $.58 Per Share                        12,069              12           6,988               --            7,000

Expenses:
    At $.20 Per Share                         4,167               4             829               --              833
    At $.22 Per Share                        46,091              46          10,094               --           10,140

Compensation Portion                             --              --          94,430               --           94,430

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                                         Deficit
                                                                                        Accumulated
                                              Common Stock             Additional         In The
                                       ----------------------------      Paid-In        Development
                                          Shares          Amount         Capital           Stage            Total
                                       ------------    ------------    ------------     ------------     ------------
Exercise of Options:
  Services:
     At $.25 Per Share                       30,000    $         30    $      7,470     $         --     $      7,500
     At $.40 Per Share                       95,000              95          37,905               --           38,000
     At $.50 Per Share                       25,958              26          12,954               --           12,980

Commissions:
     At $.20 Per Share                       26,750              27             (27)              --               --
     At $.22 Per Share                       86,909              87             (87)              --               --

Exercise of Options:
  Cash:
     At $.10 Per Share                      100,000             100           9,900               --           10,000

Exercise of Options:
  Services:
     At $.22 Per Share                      150,000             150          32,850               --           33,000

Stock Based Compensation                         --              --         221,585               --          221,585

Net Loss                                         --              --              --       (1,530,020)      (1,530,020)
                                       ------------    ------------    ------------     ------------     ------------

Balance - July 31, 2000
  (Unconsolidated)                       24,024,096          24,023      11,178,748       (9,809,864)       1,392,907

Common Stock Issued For:
  Cash:
    At $.15 Per Share                       120,000             120          17,880               --           18,000
    At $.17 Per Share                        80,000              80          13,520               --           13,600
    At $.18 Per Share                       249,111             249          44,591               --           44,840
    At $.19 Per Share                        70,789              71          13,379               --           13,450
    At $.20 Per Share                     1,322,500           1,323         261,677               --          263,000
    At $.21 Per Share                        33,810              34           7,066               --            7,100
    At $.22 Per Share                     2,472,591           2,473         541,497               --          543,970
    At $.23 Per Share                        65,239              65          14,935               --           15,000
    At $.24 Per Share                       123,337             123          29,477               --           29,600
    At $.25 Per Share                       610,400             611         151,884               --          152,495
    At $.26 Per Share                       625,769             626         162,074               --          162,700
    At $.27 Per Share                       314,850             315          84,695               --           85,010
    At $.28 Per Share                         7,143               7           1,993               --            2,000
    At $.30 Per Share                        33,333              33           9,967               --           10,000
    At $.35 Per Share                       271,429             272          94,728               --           95,000
    At $.38 Per Share                       453,158             453         169,547               --          170,000
    At $.40 Per Share                       300,000             300         119,700               --          120,000
    At $.50 Per Share                        10,000              10           4,990               --            5,000

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                               Deficit
                                                                              Accumulated     Accumulated
                                     Common Stock             Additional         In The          Other
                             ----------------------------      Paid-In        Development    Comprehensive
                                Shares          Amount         Capital           Stage       Income (Loss)       Total
                             ------------    ------------    ------------     ------------    ------------    ------------
Compensation Portion:                  --    $         --    $     24,000     $         --    $         --    $     24,000

Expenses:
    At $.27 Per Share              30,000              30           8,070               --              --           8,100

Services:
    At $0.20 Per Share             33,850              34           6,736               --              --           6,770
    At $0.23 Per Share             15,000              15           3,435               --              --           3,450
    At $0.11 Per Share             87,272              87           9,513               --              --           9,600
    At $0.34 Per Share             50,000              50          16,950               --              --          17,000

Compensation Portion:                  --              --          21,777               --              --          21,777

Commission:
    At $0.11 Per Share            266,500             267            (267)              --              --              --
    At $0.20 Per Share             26,150              26             (26)              --              --              --
    At $0.22 Per Share             15,000              15             (15)              --              --              --

Compensation Portion:                  --              --          36,595               --              --          36,595

Exercise of Options:
  Cash:
    At $0.02 Per Share By
      Related Party               225,000             225           4,725               --              --           4,950
    At $0.10 Per Share            200,000             200          19,800               --              --          20,000

Expenses:
    At $0.02 Per Share By
      Related Party                53,270              53           1,120               --              --           1,173

Compensation Portion:                  --              --          25,463               --              --          25,463

Commission:
      At $0.02 Per Share          350,000             350            (350)              --              --              --

Compensation Portion:                  --              --         132,300               --              --         132,300

Commission:
      At $0.05 Per Share        1,000,000           1,000          (1,000)              --              --              --

Compensation Portion:                  --              --         400,000               --              --         400,000

Stock Based Compensation               --              --       7,002,500               --              --       7,002,500
                                                                                                              ------------

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                               Deficit
                                                                              Accumulated     Accumulated
                                     Common Stock             Additional         In The          Other
                             ----------------------------      Paid-In        Development    Comprehensive
                                Shares          Amount         Capital           Stage       Income (Loss)       Total
                             ------------    ------------    ------------     ------------    ------------    ------------
Comprehensive Loss:
Net Loss                               --              --              --       (9,418,266)             --      (9,418,266)

Equity Adjustment from
  Foreign Currency
  Translation                          --              --              --               --            (493)           (493)
                                                                                                              ------------

Total Comprehensive
  Loss                                 --              --              --               --              --      (9,418,759)
                             ------------    ------------    ------------     ------------    ------------    ------------

Balance - July 31, 2001        33,539,597          33,540      20,633,674      (19,228,130)           (493)      1,438,591

Common Stock Issued
  For:
    Cash:
      At $.022 Per Share        1,400,976           1,401          29,420               --              --          30,821
      At $.08 Per Share           250,000             250          19,750               --              --          20,000
      At $.10 Per Share           980,000             980          97,020               --              --          98,000
      At $.11 Per Share           145,456             145          15,855               --              --          16,000
      At $.115 Per Share          478,260             478          54,522               --              --          55,000
      At $.12 Per Share           500,000             500          59,500               --              --          60,000
      At $.125 Per Share           40,000              40           4,960               --              --           5,000
      At $.14 Per Share            44,000              44           6,116               --              --           6,160
      At $.15 Per Share           383,667             384          57,166               --              --          57,550
      At $.18 Per Share            25,000              25           4,475               --              --           4,500

Commissions:
  At $.115 Per Share               69,565              70             (70)              --              --              --
  At $.22 Per Share               100,000             100            (100)              --              --              --
  At $.08 Per Share                20,625              21             (21)              --              --              --
  At $.14-$.22 Per Share          282,475             282            (282)              --              --              --

Services:
  At $.10 Per Share                35,950              36           3,559               --              --           3,595

Exercise of Options:
  Non Cash:
    At $.022 Per Share by
      Related Party:              227,273             227           4,773               --              --           5,000

Exercise of Options:
  Cash:
    At $.022 Per Share by
      Related Parties             909,092             909          19,091               --              --          20,000
    At $.022 Per Share by
      Others                    1,205,929           1,206          25,325               --              --          26,531

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                               Deficit
                                                                              Accumulated     Accumulated
                                     Common Stock             Additional         In The          Other
                             ----------------------------      Paid-In        Development    Comprehensive
                                Shares          Amount         Capital           Stage       Income (Loss)       Total
                             ------------    ------------    ------------     ------------    ------------    ------------
Additional Paid-In Capital
  Arising From Investment
  In Joint Venture Subsidiary
  by Minority Interest                 --              --          51,934               --              --          51,934

Stock Based Compensation               --              --         222,338               --              --         222,338
                                                                                                              ------------

Comprehensive Loss:
  Net Loss                             --              --              --         (492,148)             --        (492,148)

  Equity Adjustment from
    Foreign Currency
    Translation                        --              --              --               --          (6,753)         (6,753)
                                                                                                              ------------

Total Comprehensive
  Loss                                 --              --              --               --              --        (498,901)
                             ------------    ------------    ------------     ------------    ------------    ------------

Balance - July 31, 2002        40,637,865          40,638      21,309,005      (19,720,278)         (7,246)      1,622,119

Common Stock Issued for:
  Cash:
    At $.022 Per Share            250,000             250           5,250               --              --           5,500
    At $.10 Per Share              50,000              50           4,950               --              --           5,000
    At $.12 Per Share           1,250,000           1,250         148,750               --              --         150,000
    At $.14 Per Share             235,714             236          32,764               --              --          33,000
    At $.15 Per Share           1,016,865           1,017         151,513               --              --         152,530

Exercise of Options:
  Cash:
    At $.022 Per Share by
      Related Party               922,727             923          19,377               --              --          20,300
    At $.05 Per Share by
      Related Party               200,000             200           9,800               --              --          10,000
    At $.05 Per Share by
      Others                      100,000             100           4,900               --              --           5,000

Services:
  At $4.00 Per Share               14,363              13          57,378               --              --          57,391

Additional Paid-In Capital
  Arising from Investment
  In Joint Venture Subsidiary
  By Minority Interest                 --              --         159,919               --              --         159,919

Stock Based
  Compensation                         --              --         288,623               --              --         288,623
                                                                                                              ------------

Comprehensive Loss:
  Net Loss                             --              --              --       (1,919,261)             --      (1,919,261)

  Equity Adjustment from
    Foreign Currency
    Translation                        --              --              --               --          60,879          60,879
                                                                                                              ------------

Total Comprehensive
  Loss                                 --              --              --               --              --      (1,858,382)
                             ------------    ------------    ------------     ------------    ------------    ------------

Balance - July 31, 2003        44,677,534          44,677      22,192,229      (21,639,539)         53,633         651,000

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                               Deficit
                                                                              Accumulated     Accumulated
                                     Common Stock             Additional         In The          Other
                             ----------------------------      Paid-In        Development    Comprehensive
                                Shares          Amount         Capital           Stage       Income (Loss)       Total
                             ------------    ------------    ------------     ------------    ------------    ------------
Common Stock Issued for:
  Cash:
    At $.05 Per Share             150,000             150           7,350               --              --           7,500
    At $.11 Per Share             245,455             245          26,755               --              --          27,000
    At $.12 Per Share           5,929,565           5,929         705,318               --              --         711,247
    At $.13 Per Share             349,691             350          45,110               --              --          45,460
    At $.14 Per Share             346,284             346          48,133               --              --          48,479
    At $.15 Per Share             368,665             369          54,931               --              --          55,300
    At $.16 Per Share             593,750             594          94,406               --              --          95,000
    At $.17 Per Share             145,000             145          24,505               --              --          24,650
    At $.18 Per Share              55,554              56           9,944               --              --          10,000
    At $.20 Per Share             365,000             365          72,635               --              --          73,000
    At $.23 Per Share              45,439              45          10,405               --              --          10,450
    At $.24 Per Share              74,166              74          17,726               --              --          17,800
    At $.25 Per Share              80,000              80          19,920               --              --          20,000

Exercise of Options:
  Cash:
    At $.02 Per Share by
      Related Party               250,000             250           5,250               --              --           5,500
    At $.05 Per Share by
      Related Party             1,415,000           1,415          69,338               --              --          70,753
    At $.12 Per Share by
      Related Party                97,826              98          11,152               --              --          11,250
    At $.02 Per Share by
      Related Party               272,727             273           5,327               --              --           5,600
    At $.05 Per Share by
      Related Party               300,000             300          14,700               --              --          15,000

Services:
  At $.12 Per Share                 7,500               8             892               --              --             900

Additional Paid-In Capital
  Arising from Investment
  In Joint Venture Subsidiary
  By Minority Interest                 --              --         100,156               --              --         100,156

Stock Based Compensation:
    Related Parties                    --              --         314,000               --              --         314,000
    Other                              --              --          65,033               --              --          65,033

Common Stock Issued
  In Connection with
  Termination of Joint
  Venture                       2,000,000           2,000         798,000               --              --         800,000
                                                                                                              ------------

Comprehensive Loss:
  Net Loss                             --              --              --       (2,938,590)             --      (2,938,590)

  Equity Adjustment from
    Foreign Currency
    Translation                        --              --              --               --         (24,894)        (24,894)

Unrealized Gain on
  Marketable Securities                --              --              --               --          60,000          60,000

Total Comprehensive
  Loss                                 --              --              --               --              --      (2,903,484)
                             ------------    ------------    ------------     ------------    ------------    ------------

Balance - July 31, 2004        57,769,156    $     57,769    $ 24,713,215     $(24,578,129)   $     88,739    $    281,594

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (Continued)
         FOR THE PERIOD SEPTEMBER 17, 1982 (INCEPTION) TO JULY 31, 2005

                                                                              Deficit
                                                                             Accumulated   Accumulated
                                        Common Stock          Additional        In The         Other      Deferred
                                   ----------------------      Paid-In       Development   Comprehensive  Financing
                                     Shares       Amount       Capital          Stage      Income (Loss)     Costs        Total
                                   ----------    --------    ------------    ------------    ----------    ---------    ----------
Common Stock Issued for:
  Cash:
    At $.10 Per Share                 175,000         175          17,325              --            --           --        17,500
    At $.11 Per Share                 381,763         382          41,612              --            --           --        41,994
    At $.12 Per Share               2,378,493       2,379         283,042              --            --           --       285,421
    At $.13 Per Share                 582,307         582          75,118              --            --           --        75,700
    At $.14 Per Share                  35,714          36           4,964              --            --           --         5,000
    At $.15 Per Share                 101,333         101          15,099              --            --           --        15,200
    At $.20 Per Share                  25,000          25           4,975              --            --           --         5,000
    At $.25 Per Share              27,200,004      27,200       6,772,801              --            --           --     6,800,001
       Shares issued for
          Cash Through Private
          Placement Private
          Placement costs                                        (637,991)                                        --      (637,991)

Services:
  At $.11 Per Share                   188,173         188          20,511              --            --           --        20,699
  At $.12 Per Share                    71,334          71           8,489              --            --           --         8,560

Exercise of Options:
  Cash:
    At $.022 Per Share by
      Related Party                   227,273         227           4,773              --            --           --         5,000
    At $.05 Per Share by
      Related Party                   400,000         400          19,600              --            --           --        20,000
    At $.05 Per Share by
      Other                           250,000         250          12,250              --            --           --        12,500
    At $.22 Per Share by
      Other                           250,000         250          54,750              --            --           --        55,000
  Services
 At $.12 Per Share by
      Other                           300,000         300          35,700              --            --           --        36,000

Commissions:
  At $.12 Per Share                   193,666         194            (194)             --            --           --            --

Non Registration Penalty:
  At $.19 Per Share                 5,440,000       5,440          (5,440)             --            --           --            --

Stock Based Compensation                                          158,584                                                  158,584

Deferred Financing Costs                   --          --         252,541              --            --     (252,541)
                                                                                                                        ----------
Net Loss                                   --          --              --      (2,005,682)           --           --    (2,005,682)

  Equity Adjustment from
    Foreign Currency
    Translation                            --          --              --              --        28,976           --        28,976

Unrealized Gain on
  Marketable Securities                    --          --              --              --        40,000           --        40,000
                                                                                                                        ----------
Total Comprehensive
  Loss                                                                                                                  (1,936,707)
                                                                                                                        ----------

----------------------------------------------------------------------------------------------------------------------------------
Balance - July 31, 2005            95,969,216    $ 95,969    $ 31,851,724    $(26,583,811)   $  157,715    $(252,541)   $5,269,055
                                   ==========    ========    ============    ============    ==========    =========    ==========

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        For The                 For The Period
                                                                       Year Ended             September 17, 1982
                                                                        July 31,                 (Inception)
                                                              ----------------------------            To
                                                                  2005            2004          July 31, 2005
                                                              ------------    ------------       ------------
Cash Flow From Operating Activities:
  Net Loss                                                    $ (2,005,682)   $ (2,938,590)      $(26,583,811)
  Adjustments to Reconcile Net Loss to
    Net Cash (Used) By Operating Activities:
     Depreciation and Amoritzation                                   7,431              --            375,157
     Gain on Sale of Subsidiary                                                                    (1,907,903)
     Minority Interest in Net Loss of Subsidiary                        --         (51,220)          (286,388)
     Write-Down of Impaired Mining, Milling and Other
       Property and Equipment                                           --         300,000          1,299,445
      Gain on Sale of Property and Equipment                                                          (46,116)
      Loss on Write-Off of Investment                                                                  10,000
      Loss on Joint Venture                                             --         800,000            901,700
      Loss on Write-Off of Minority Interest                            --         150,382            150,382
     Value of Common Stock Issued for Services                      29,260             900          2,843,153
     Stock Based Compensation                                      158,584         379,033          9,380,587
     Changes in Operating Assets and Liabilities:
       (Increase) Decrease in Prepaid Expenses                     (54,299)          1,533            (62,793)
       (Increase) Decrease in Other Current Assets                 (10,601)        (15,270)           (40,849)
       (Increase) in Other Deposits                                (80,000)             --            (80,000)
       (Increase) in Security Deposits                              (1,170)             --             (9,605)
       Increase (Decrease) in Accounts Payable                      39,953         (43,941)           120,222
       Increase (Decrease) in Accrued Expenses                      74,703          (6,199)            68,232
                                                              ------------    ------------       ------------

Net Cash (Used) By Operating Activities                         (1,841,821)     (1,423,372)       (13,868,587)
                                                              ------------    ------------       ------------

Cash Flow From Investing Activities:
  (Increase) in Other Investments                                  (11,330)          2,992            (21,220)
  Purchase of Mining, Milling and Other Property and
    Equipment                                                     (657,683)             --         (2,363,333)
  Purchase of Mining Concession                                    (25,324)             --            (25,324)
  Investment in Intangibles                                        (18,531)             --            (18,531)
  Proceeds on Sale of Mining, Milling and Other Property
    and Equipment                                                       --              --             83,638
  Proceeds From Sale of Subsidiary                                      --              --          2,131,616
  Expenses of Sale of Subsidiary                                        --              --           (101,159)
  Advance Payments - Joint Venture                                      --              --             98,922
  Investment in Joint Venture                                           --              --           (101,700)
  Investment in Privately Held Company                                  --              --            (10,000)
  Net Assets of Business Acquired (Net of Cash)                         --              --            (42,130)
  Investment in Marketable Securities                                   --              --            (50,000)
                                                              ------------    ------------       ------------

Net Cash Provided By (Used) In Investing Activities               (712,868)          2,992           (419,221)
                                                              ------------    ------------       ------------

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Continued)

                                                                        For The                 For The Period
                                                                      Year Ended              September 17, 1982
                                                                        July 31,                 (Inception)
                                                              ----------------------------            To
                                                                  2005            2004          July 31, 2005
                                                              ------------    ------------       ------------
Cash Flow From Financing Activities:
  Advances to Affiliate                                             (3,571)         (7,668)           (31,419)
  (Increase) Decrease in Loans Receivable - Others                   2,065          16,300                 --
  Prodeeds of Borrowings - Officers                                                                    18,673
  Repayment of Loans Payable - Officers                                                               (18,673)
  Prodeeds of Note Payable                                                                             11,218
  Payments of Note Payable                                                                            (11,218)
  Proceeds From Issuance of Common Stock                         6,700,325       1,253,988         18,735,924
  Commissions on Sale of Common Stock                                                                  (5,250)
  Finance costs associated with Issuance of Common Stock          (100,000)                          (100,000)
  Expenses of Initial Public Offering                                                                (408,763)
  Capital Contributions - Joint Venture Subsidiary                                 100,156            304,564
  Purchase of Certificate of Deposit - Restricted                                                      (5,000)
  (Purchase) of Mining Reclamation Bonds                                                              (30,550)
                                                              ------------    ------------       ------------

Net Cash Provided By Financing Activities                        6,598,819       1,362,776         18,459,506
                                                              ------------    ------------       ------------

Effect of Exchange Rate Changes                                     28,975          19,637            109,850
                                                              ------------    ------------       ------------

Increase (Decrease) In Cash and Cash Equivalents                 4,073,105         (37,967)         4,281,548

Cash and Cash Equivalents - Beginning                              208,443         246,410
                                                              ------------    ------------       ------------

Cash and Cash Equivalents - Ending                            $  4,281,548    $    208,443       $  4,281,548
                                                              ============    ============       ============

Supplemental Cash Flow Information:
  Cash Paid For Interest                                      $         --    $         --       $         --
                                                              ============    ============       ============

  Cash Paid For Income Taxes                                  $         --    $      4,095       $     32,155
                                                              ============    ============       ============

Non-Cash Financing Activities:
  Issuances of Common Stock as Commissions
    on Sales of Common Stock                                  $     23,240    $         --       $    440,495
                                                              ============    ============       ============

  Issuance of Common Stock as Payment for Mining,
    Milling and Other Property and Equipment                  $         --    $         --       $      4,500
                                                              ============    ============       ============

 Exercise of Options as Payment of Accounts Payable           $     36,000    $         --       $     36,000
                                                              ============    ============       ============

The accompanying notes are an integral part of the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                July 31, 2005

NOTE 1 - Basis of Presentation

      Capital Gold Corporation ("Capital Gold", "the Company", "we" or "us") was incorporated in February 1982 in the State of Nevada. During March 2003 the Company's stockholders approved an amendment to the Articles of Incorporation to change its name from Leadville Mining and Milling Corp. to Capital Gold Corporation. The Company owns rights to property located in the California Mining District, Lake County, Colorado and in the State of Sonora, Mexico and is engaged in the exploration for gold and other minerals from it's properties. Substantially all of the Company's mining activities are now being performed in Mexico. The Company is a development stage enterprise.

      On June 29, 2001 the Company exercised an option and purchased from AngloGold North America Inc. and AngloGold (Jerritt Canyon) Corp. 100% of the issued and outstanding stock of Minera Chanate, S.A. de C.V., a subsidiary of those two companies. Minera Chanate's assets consisted of certain exploitation and exploration concessions in the States of Sonora, Chihuahua and Guerrero, Mexico. We sometimes refer to these concessions as the El Chanate Concessions.

      Pursuant to the terms of the agreement, on December 15, 2001, the Company made a $50,000 payment to AngloGold. AngloGold will be entitled to receive the remainder of the purchase price by way of an ongoing percentage of net smelter returns of between 2% and 4% plus 10% net profits interest (until the total net profits interest payment received by AngloGold equals $1,000,000). AngloGold's right to a payment of a percentage of net smelter returns and the net profits interest will terminate at such point as they aggregate $18,018,355. In accordance with the agreement, the foregoing payments are not to be construed as royalty payments. Should the Mexican government or other jurisdiction determine that such payments are royalties, we could be subject to and would be responsible for any withholding taxes assessed on such payments.

      Under the terms of the agreement, the Company has granted AngloGold the right to designate one of its wholly-owned Mexican subsidiaries to receive a one-time option to purchase 51% of Minera Chanate (or such entity that owns the Minera Chanate concessions at the time of option exercise). That Option is exercisable over a 180 day period commencing at such time as the Company notifies AngloGold that it has made a good faith determination that it has gold-bearing ore deposits on any one of the identified group of El Chanate Concessions, when aggregated with any ore that the Company has mined, produced and sold from such concessions, of in excess of 2,000,000 troy ounces of contained gold. The exercise price would equal twice the Company's project costs on the properties during the period commencing on December 15, 2000 and ending on the date of such notice.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is a development stage enterprise and since its inception has had no mining revenues and has incurred recurring losses aggregating $26,583,811. These factors raise substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 17, the Company is in the process of raising additional capital and financing. Continuation of the Company is dependent on
(1)consummation of financings, (2) achieving sufficiently profitable operations
(3) subsequently maintaining adequate financing

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 1 - Basis of Presentation - (Continued)

arrangements and (4) its exiting the development stage. The achievement and/or success of the Company's planned measures, however, cannot be determined at this time. These financial statements do not reflect any adjustments relating to the recoverability and classification of assets carrying amounts and classification of liabilities should the Company be unable to continue as a going concern.

NOTE 2 - Summary of Significant Accounting Policies

      Principals of Consolidation

      The consolidated financial statements include the accounts of Capital Gold Corporation and its wholly owned and majority owned subsidiaries. The Company accounted for its Mexican joint venture operation through the date of dissolution (see Note 5) as a subsidiary since it controlled the decision making process and it owned 69% of the venture. All significant intercompany accounts and transactions are eliminated in consolidation.

      Cash and Cash Equivalents

      The Company considers highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents include money market funds and short term U.S. treasury bonds.

      Marketable Securities

      The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

      Management determines the appropriate classification of all securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company has classified its marketable equity securities as available for sale securities and has recorded such securities at fair value. The Company uses the specific identification method to determine realized gains and losses. Unrealized holding gains and losses are excluded from earnings and, until realized, are reported as a separate component of stockholders' equity.

      Mining, Milling and Other Property and Equipment

      Mining, milling and other property and equipment is reported at cost. It is the Company's policy to capitalize costs incurred to improve and develop the mining and milling properties. General exploration costs and costs to maintain rights and leases are expensed as incurred. Management of the Company periodically reviews the recoverability of the capitalized mineral properties and mining equipment. Management takes into consideration various information including, but not limited to, historical production records taken from previous mine operations, results of exploration activities conducted to date, estimated future prices and reports and opinions of outside geologists, mine engineers, and consultants. When it is determined that a project or property will be abandoned or its carrying value

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 2 - Summary of Significant Accounting Policies (Continued)

has been impaired, a provision is made for any expected loss on the project or property.

      Depletion of mining and milling improvements will be computed at cost using the units of production method. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

      Other Intangible Assets

      Purchased intangible assets consisting of rights of way and easements are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assests, generally five years. It is the Company's policy to asses periodically the carrying amount of its purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with SFAS 144. There was no impairment at July 31, 2005.

      Impairment of Long-Lived Assets

      In accordance with SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets" the Company reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. During the year ended July 31, 2002 the Company performed a review of its Colorado mine and mill improvements and determined that an impairment loss should be recognized. Accordingly, at July 31, 2002 the Company reduced by $999,445 the net carrying value of certain assets relating to its Leadville, Colorado facility to $300,000 and further reduced the net carrying value to $0 at July 31, 2004, which approximated management's estimate of fair value.

      Fair Value of Financial Instruments

      The carrying value of the Company's financial instruments, including cash and cash equivalents, loans receivable and accounts payable approximated fair value because of the short maturity of these instruments.

      Revenue Recognition

      Revenues, if any, from the possible sales of minerals will be recognized by the Company only upon receipt of final settlement funds from the purchaser.

      Foreign Currency Translation

      Assets and liabilities of the Company's Mexican subsidiaries are translated to US dollars using the current exchange rate for assets and liabilities. Amounts on the statement of operations are translated at the average exchange rates during the year. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income
(loss).

      Comprehensive Income (Loss)

      Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' equity as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses and net unrealized gains and losses on available-for-sale securities.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 2 - Summary of Significant Accounting Policies (Continued)

      Income Taxes

      The Company records deferred income taxes using the liability method as prescribed under the provisions of SFAS No. 109. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

      Stock-Based Compensation

      The Company accounts for stock-based compensation to its employees using the intrinsic value method in accordance with provisions of the Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations which requires the recognition of compensation expense over the vesting period of the option when the exercise price of the stock option granted is less than the fair value of the underlying common stock. Additionally, the Company complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123") and provides pro forma disclosure of net loss and loss per share as if the fair value method has been applied in measuring compensation expense for stock options granted. Stock-based compensation related to options and warrants granted to non-employees is recognized using the fair value method in accordance with SFAS 123 and Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". Compensation costs are amortized in a manner consistent with Financial Accounting Standards Board Interpretation No. 28 (FIN No. 28), "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans". The Company uses the Black-Scholes options pricing model to value options, restricted stock grants and warrants granted to non-employees.

      Reclassifications

      Certain items in these financial statements have been reclassified to conform to the current period presentation. These reclassifications had no impact on our results of operations, stockholders' equity (deficit) or cash flows.

      Net Loss Per Common Share

      The computation of basic net loss per share of common stock is computed by dividing net loss for the period by the weighted average number of common shares outstanding during that period.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 2 - Summary of Significant Accounting Policies (Continued)

Because the Company is incurring losses, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted net loss per share is the same as that of basic net loss per share.

      Concentrations of Credit Risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consists principally of cash and cash equivalents and marketable securities. The Company maintains cash balances at financial institutions which exceed the Federal Deposit Insurance Corporation limit of $100,000 at times during the year.

      Use of Estimates

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Environmental Remediation Costs

      Environmental remediation costs are accrued based on estimates of known environmental remediation exposure. Such accruals are recorded even if significant uncertainties exist over the ultimate cost of the remediation. It is reasonably possible that the Company's estimates of reclamation liabilities, if any, could change as a result of changes in regulations, extent of environmental remediation required, means of reclamation or cost estimates. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred. There were no environmental remediation costs accrued at July 31, 2005.

      Recently Issued Accounting Pronouncements

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123 (R)addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments. SFAS 123 (R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised statement generally requires that an entity account for those transactions using the fair-value-based method and eliminates the intrinsic value method of accounting in APB 25, which was permitted under SFAS No. 123, as originally issued.

      The revised statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 2 - Summary of Significant Accounting Policies (Continued)

      SFAS No. 123 ( R ) is effective for small business issuer's financial statements for the first interim or annual reporting period after December 15, 2005, with early adoption encouraged.

      The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

      Emerging Issue Task Force (EITF) Issue 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share". The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods after December 15, 2004.

      The adoption of this pronouncement did not have a material effect on the Company's financial statements.

      In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This statement replaces APB opinion No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transaction provision. When a pronouncement includes specific transaction provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Consequently, the Company will adopt the provisions of SFAS No. 154 for its fiscal year beginning July 1, 2006. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company's consolidated financial statements.

      In January 2003, the Financial Accounting Standards Board (FASB) issued interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities"
(VIEs), which is an interpretation of Accounting Research Bulletin (ARB) No. 51, "Consolidated Financial Statements". FIN 46, as revised by FIN 46R in December 2003, addresses the application of ARB No. 51 to VIEs, and generally would require assets, liabilities and results of activity of a VIE be consolidated into the financial statements of the enterprise that is considered the primary beneficiary. FIN 46R shall be applied to all VIEs by the end of the first reporting period ending after December 15, 2004. The Company has determined that FIN 46R has no material impact on its financial statements.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 3 - Marketable Securities

Marketable securities are classified as current assets and are summarized as follows:

        Marketable equity securities, at cost                  $ 50,000
                                                               ========
        Marketable equity securities, at fair value
         (See Notes 10 & 13)                                   $150,000
                                                               ========

NOTE 4 - Property and Equipment

Property and Equipment consist of the following at July 31, 2005:

Equipment Held for Resale                 $  393,829
Equipment                                     73,845
Water Well                                   141,244
Vehicle                                       34,656
Office Equipment                              12,266
Furniture                                      1,843
                                          ----------

Total                                        657,683

Less: accumulated depreciation                (6,742)
                                          ----------

Fixed assets, net                         $  650,941
                                          ==========

Depeciation expense for the year ending July 31, 2005 was $6,742 as compared to $0 for the same period last year. The increase was due to the acquisition of assets related to the Mexico operations.

NOTE 5 - Intangible Assets

Investment in Right of way                $   18,531

Less: accumulated amortization                  (689)
                                          ----------
Intangible assets, net                    $   17,842
                                          ==========

Amortization expense for the year ending July 31, 2005 was $689 as compared to $0 for the same period last year. The increase was due to the investment in a right of way.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 6 - Joint Venture

      On February 23, 2002, Minera Santa Rita S. de R.L. de C.V., one of our wholly-owned Mexican subsidiaries, entered into a joint venture agreement with Grupo Minero FG S.A. de C.V. to explore, evaluate and develop the El Chanate concessions. Grupo Minero FG S.A. de C.V., referred to as FG, is a private Mexican company.

      Pursuant to the agreement with FG, the venture was to be conducted in five phases. The first two phases entailed continued exploration and evaluation of the mining potential of lots within the concessions.

      Pursuant to the agreement, FG has paid us $75,000 to participate in the venture and contributed an additional $75,000 towards the first phase of the venture for which it received a 30% interest in the venture. The balance of the costs for Phase one and the costs for Phase two were to be split equally between the parties.

      On April 6 and 8, 2004, effective March 31, 2004, Minera Santa Rita S. de R.L. de C.V. ("MSR"), one of our wholly-owned Mexican affiliates, and FG executed an agreement (the "Termination Agreement") terminating their joint venture agreement (the "JV Agreement") with regard to the El Chanate project in Mexico.

      Pursuant to the Termination Agreement, the parties have terminated amicably the JV Agreement and have released each other from all obligations under the JV Agreement. In consideration of FG's contributions to the venture of $457,455, we issued to FG 2,000,000 restricted shares of our common stock valued at $800,000 and MSR issued to FG a participation certificate entitling FG to receive five percent of the MSR's annual dividends, when declared. In connection with the issuance of these 2,000,000 shares, the Company recognized a charge to operations of $800,000. Additionally, the Company has recognized a loss of $150,382 on the write off of the joint venture minority interest. The participation certificate also gives FG the right to participate, but not to vote, in the meetings of MSR's Board of Managers, Technical Committee and Partners. MSR also received a right of first refusal to carry out the works and render construction services required to effectuate the El Chanate project. This right of first refusal is not applicable where a funding source for the project determines that others should render such works or services.

      FG has assigned or otherwise transferred to MSR all permits, licenses, consents and authorizations (collectively, "authorizations") for which FG had obtained in its name in connection with the development of the El Chanate project to the extent that the authorizations are assignable. To the extent that the authorizations are not assignable or otherwise transferable, FG has given its consent for the authorizations to be cancelled so that they can be re-issued or re-granted in MSR's name. The foregoing has been accomplished.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 7 - Sale of Subsidiary Stock

      On March 20, 2002, the Company sold all of the issued and outstanding shares of stock of its wholly-owned subsidiary, Minera Chanate S.A. de C.V. ("Minera Chanate"), to an unaffiliated party for a purchase price of $2,131,616, payable in three installments. We received the first installment of $639,485 and paid commissions of $51,159 in March 2002. A second payment of $497,377 plus interest at the rate of 4.5% per annum was paid in August 2002. A third payment of $994,754 plus interest at the rate of 4.5% per annum, was paid in December 2002. Commissions of $41,733 and $80,821 were paid in connection with the second and third installments, respectively. In connection with the above transaction the Company recognized a gain of $1,907,903.

      During March 2002, prior to the sale of Minera Chanate and pursuant to the FG joint venture agreement (see Note 6), Minera Chanate, in a series of transactions, sold all of its surface land and mining claims to Oro de Altar S. de R.L. de C.V. ("Ora"), another of our wholly-owned subsidiaries. Ora, in turn, leased the foregoing land and mining claims to MSR.

NOTE 8 - Mining Reclamation Bonds

      These represent certificates of deposit that have been deposited as security for Mining Reclamation Bonds in Colorado. They bear interest at rates varying from 4.35% to 5.01% annually and mature at various dates through 2010.

NOTE 9 - Mining Concessions

      Mining concessions consists of the following:

      El Charro                                 $   25,324
      El Chanate                                $   44,780
                                                ==========
            Total                               $   70,104
                                                ==========

      The El Chanate exploitation and exploration concessions are carried at historical cost and were acquired in connection with the purchase of the stock of Minera Chanate, S.A. de C.V. (see Note 1).

      The Company acquired an additional mining concession - El Charro. El Charro lies within the current El Chanate property boundaries. The Company is required to pay 1 1/2% net smelter royalty in connection with the El Charro concession.

NOTE 10 - Loans Receivable - Affiliate

      Loans receivable - affiliate consist of expense reimbursements from a publicly-owned corporation in which the Company has an investment. In addition, the Company's president and chairman of the board of directors is an officer and director of that corporation. These loans are non-interest bearing and due on demand (see Note 3 & 13).

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 11 - Other Investments

      Other investments are carried at cost and consist of tax liens purchased on properties located in Lake County, Colorado.

NOTE 12 - Other Comprehensive Income (Loss) - Supplemental Non-Cash Investing Activities

      Other comprehensive income (loss) consists of accumulated foreign translation gains and losses and unrealized gains on marketable securities and is summarized as follows:

      Balance - July 31, 2003                                      53,633
        Equity Adjustments from Foreign
          Currency Translation                                    (24,894)
      Unrealized Gains on Marketable
        Securities                                                 60,000
                                                               ----------
      Balance - July 31, 2004                                  $   88,739
        Equity Adjustments from Foreign
          Currency Translation                                     28,975
      Unrealized Gains on Marketable
        Securities                                                 40,000
                                                               ==========
              Balance - July 31, 2005                          $  157,714
                                                               ==========

NOTE 13 - Related Party Transactions

      In August 2002 the Company purchased marketable equity securities of a related company. The Company recorded approximately $9,300 and $12,300 in expense reimbursements including office rent from this entity for the years ended July 31, 2005 and 2004, respectively (see Notes 3 and 10). The Company utilizes a Mexican Corporation 100% owned by two officers/Directors and stockholders of the Company for mining support services. These services include but are not limited to the payment of mining salaries and related costs. The Mexican Corporation bills the Company for these services at cost. Mining expenses charged by the Mexican Corporation and reported on the statement of operations amounted to approximately $24,000 for the year ended July 31, 2005.

NOTE 14 - Stockholders' Equity

      Common Stock

At various stages in the Company's development, shares of the Company's common stock have been issued at fair market value in exchange for services or property received with a corresponding charge to operations, property and equipment or additional paid-in capital depending on the nature of the services provided or property received.

During the year ended July 31, 2005, the Company issued 3,679,610 shares for gross proceeds of $445,815. During the year ended July 31, 2005 the Company issued 259,507 shares of common stock for services

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 14 - Stockholders' Equity (Continued)

rendered valued at $29,260. During the year ended July 31, 2005 the Company issued 193,666 shares of common stock valued at $23,240 as commissions on the sale of common stock. During the year ended July 31, 2005 the Company granted options to purchase 550,000 shares of common stock. The Company recognized approximately $159,000 of stock based compensation relating to the options granted.

Pursuant to a private placement that closed in February 2005 we issued 27,200,004 shares of our common stock and warrants to purchase an aggregate of up to 27,200,004 shares of our common stock for an aggregate gross purchase price of approximately $6.8 million and we received approximately $6.2 million in net proceeds. The Warrant issued to each purchaser is exercisable for one share of our common stock, at an exercise price equal to $.30 per share. Each Warrant has a term of two years and is fully exercisable from the date of issuance. We issued to the placement agent two year warrants to purchase up to 2,702,000 shares of our common stock at an exercise price of $.25 per share. Such placement agent warrants are valued at approximately $414,000 using the Black-Scholes option pricing method.

Pursuant to our agreement with the investors, we filed with the Securities and Exchange Commission a registration statement covering resales of the foregoing shares and shares issuable upon the exercise of the foregoing warrants (collectively, the "registrable shares"). We also agreed to prepare and file all amendments and supplements necessary to keep the registration statement effective until the earlier of the date on which the selling stockholders may resell all the registrable shares covered by the registration statement without volume restrictions pursuant to Rule 144(k) under the Securities Act or any successor rule of similar effect and the date on which the selling stockholders have sold all the shares covered by the registration statement.

In addition, we agreed to have our common stock listed for trading on the Toronto Stock Exchange or the TSX Venture Exchange.

If our common stock was not listed for trading on the Toronto Stock Exchange or the TSX Venture Exchange or the registration statement was not declared effective by the SEC within 180 days after February 8, 2005, then we would be required to issue to these selling stockholders an additional number of shares of our common stock that is equal to 20% of the number of shares acquired by them in the private placement. In addition, if the registration statement is not declared effective by the SEC within 180 days after February 8, 2005 or, after the registration statement is declared effective by the SEC, subject to certain exceptions, sales of all shares so registered cannot be made pursuant to the registration statement, then we will be required to pay to these selling stockholders in cash or, at our option in shares, their pro rata share of 0.0833% of the aggregate market value of the registrable shares held by these selling stockholders for each month thereafter until the registration statement is declared effective or sales of the registrable shares can again be made pursuant to the registration statement, as the case may be. As of August 8, 2005 our listing on the Toronto Stock Exchange was not complete. Therefore, on August 11, 2005 we issued approximately 5,440,000

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 14 - Stockholders' Equity (Continued)

shares of our common stock, which represented 20% of the number of shares acquired in the private placement.

During the year ended 7/31/05, the Company issued 500,000 shares of common stock upon the exercise of options for gross proceeds of $67,500.In addition 627,273 shares of common stock were issued upon exercise of options by related parties for gross proceeds of $25,000. We also issued 300,000 shares of common stock upon exercise of options for payment of accounts payable of $36,000.

    Stock Options

A summary of stock option activity for the years ended July 31, 2005 and 2004 are as follows:

                                   Options Outstanding
                               ---------------------------        Weighted
                                Number of      Price Range         Average
                                 Shares         Per Share      Exercise Price
                               -----------     -----------     --------------

Outstanding - July 31, 2003     10,096,916        .022-.50             .11

Options Granted:
  Related Parties                1,500,000             .21             .21
  Others                           300,000         .12-.21             .15

Exercised:
  Related Parties                 (572,727)       .022-.05             .04
  Others                        (1,762,826)       .022-.12             .05
  Expired                       (2,672,727)       .022-.05             .03
                               -----------     -----------        --------

Outstanding - July 31, 2004      6,888,636       $.022-.50        $    .11

Options Granted:
  Related Parties                  550,000         .05-.12             .09
  Others                        30,902,004         .25-.30             .29

Exercised:
  Related Parties                 (627,273)       .022-.05            .037
  Others                          (800,000)        .05-.22            .129
  Expired                         (300,000)        .22-.25             .23
                               -----------     -----------        --------
Outstanding - July 31, 2005     36,613,367       $.022-.50        $    .30
                               ===========     ===========        ========

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 14 - Stockholders' Equity (Continued)

      Options to purchase 36,613,367 shares of common stock were exercisable at July 31, 2005 at a weighted average exercise price of $.30 with a weighted average contractual life of 1.23 years as follows:

      Options Outstanding and Exercisable by Price Range as of July 31, 2005 is as follows:

                                    Options Outstanding                        Options Exercisable
                     ------------------------------------------------     ----------------------------
                                        Weighted
                                         Average          Weighted                         Weighted
Range of Exercise       Number          Remaining          Average          Number          Average
      Prices         Outstanding    Contractual Life   Exercise Price     Exercisable   Exercise Price
-----------------    -----------    ----------------   --------------     -----------   --------------
    $    .022            90,909             .51             $.022              90,909        $ .022
          .05           550,000             .51               .05             550,000           .05
          .24           100,000            0.92               .24             100,000           .24
          .21         1,250,000            1.83               .21           1,250,000           .21
          .05           500,000             .51               .05             500,000           .05
          .25         2,702,000            1.50               .25           2,702,000           .25
          .30        27,200,004            1.50               .30          27,200,004           .30
          .22           500,000             .51               .22             500,000           .22
          .32         1,000,000            1.50               .32           1,000,000           .32
          .41           100,000            0.92               .41             100,000           .41
          .50         3,120,454            1.50               .50           3,120,454           .50
    ---------        ----------           -----             -----          ----------        ------

    $.022-.50        36,613,367            1.23             $ .30          36,613,367        $  .30
    =========        ==========           =====             =====          ==========        ======

      The Company recognized approximately $158,584 and $348,000 of stock-based compensation expense during the years ended July 31, 2005 and 2004 respectively, relating to options granted.

      Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions: risk-free interest rate of 3.1%; volatility factor of the expected market price of the Company's common stock of .7-1.0; and a weighted-average expected life of the option of 3 years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company' stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

      Had compensation cost for stock options granted been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss and net loss per share for the year ended July 31, 2005 would not change, since there was no issuances of employees stock options during the year.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 14 - Stockholders' Equity (Continued)

      The effects of applying the pro forma disclosures of SFAS 123 are not likely to be representative of the effects on reported net earnings for future years.

      Authorized Common Stock

      In September 1993 the Company's shareholders approved an increase in the authorized common stock from 100,000,000 shares to 150,000,000 shares.

      Effective April 11, 1998 the Company underwent a 1 for 10 reverse split with all fractions being rounded up into new common stock.

      All references to common stock are restated to reflect the 1 for 10 reverse split.

NOTE 15 - Income Taxes

      For income tax purposes, the Company has available net operating loss carryforwards ("NOL") at July 31, 2005 of approximately $13,711,000 to reduce future federal taxable income, if any The NOL's expire at various dates through 2025. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

      Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for Each period as a result of the following:

                                                        Year Ended July 31,
                                                   --------------------------
                                                      2005            2004
                                                   ----------      ----------
   Computed "expected" tax benefit                 $4,661,620      $4,107,880
   Decrease in tax benefit resulting from net
     operating loss for which no benefit is
     currently available                            4,661,620       4,107,880
                                                   ----------      ----------
                                                   $       --      $       --
                                                   ==========      ==========

      The Company has deferred tax assets of approximately $4,661,620 at July 31, 2005 resulting primarily from net operating loss carryforwards. The Deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization. The difference between the federal statutory rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $553,740 and $754,363 in 2005 and 2004, respectively.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 16 - Loss on Option

      In March 2004 the Company obtained exclusive non-refundable options to purchase an ore crusher and related assets for a total cost of $700,000. The Company paid $50,000 for these options, which ultimately expired. Accordingly, the Company realized a loss of $50,000.

NOTE 17 - Liquidity and Going Concern Uncertainty

      The Company is a development stage enterprise with no mining revenues and has incurred recurring losses amounting to $26,583,811 through July 31, 2005. The Company incurred net losses of $2,005,682 and $2,938,590 during the years ended July 31, 2005 and 2004, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern(see
Note 1).

      There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

      The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be able to continue as a going concern.

      During the year ended July 31, 2005, the Company has successfully obtained external financing through sales of its stock and exercise of options as well as capital contributions.

      The Company has developed a plan to address liquidity and fund a full scale mining operation in Mexico in several ways, namely:

      o Continue to raise capital through the sale or exercise of equity securities.

      o     Bank financing (see "Note 19 - Project Finance Facility" below.

      o     Obtain outside financing to fund operations.

      o     Strategic Partner Joint Venturing.

      o     Other means.

      There is no assurance, however, that any of the Company's proposed plans to obtain financing, raise capital and otherwise fund operations will prove successful. The Company's ability to continue as a going concern is dependent upon its ability to obtain sufficient funding as discussed above and its inability to do so will delay or cease the Company's planned operations as discussed above.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 18 - Commitments and Contingencies

      Minera Chanate Option

      Under the terms of the Minera Chanate purchase agreement, Capital Gold has granted AngloGold's designee to receive a one-time option to purchase 51% of Minera Chanate (or such entity that owns the Minera Chanate concessions at time of exercise) based upon the achievements of certain events (see Note 1).

      Lease Commitments

      The Company occupies office space in New York City under a non cancelable operating lease that commenced on September 1, 2002 and terminates on August 31, 2007. In addition to base rent, the lease calls for payment of utilities and other occupancy costs.

      Approximate future minimum payments under this lease are as follows:

      Year Ending July 31,

             2006                           51,000
             2007                           51,000
             2008                            4,200
                                          --------

                                          $106,200
                                          ========

      Rent expense under the office lease in New York City was approximately $63,000 and $57,000 for the years ended July 31, 2005 and 2004, respectively.

      Land Easement

      On May 25, 2005 Minera Santa Rita S. de R.L. de C.V entered into an agreement for an irrevocable access easement and an irrevocable fluids (electricity, gas, water and others) easement.

Term of the agreement is 5 years, extendable for 1-year additional terms, upon MSR's request. Terms suspendible by force majeure or Acts of God; and extendable for duration of suspension.

In consideration, $18,000 paid upon the signing of the agreement and yearly advance payments equal to 2 annualized general minimum wages (365 X 2 general minimum wages) in force in Altar, Sonora, Mexico. Said yearly payments to be made on September 1 of each year, using the minimum wage in effect on that day for the calculation of the amount payable. These payments are to be made for as long as the construction and production mining works and activities of MSR are being carried out, and are to cease as soon as said works and activities are permanently stopped.

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 18 - Commitments and Contingencies (Continued)

      El Charro

      In May 2005, we acquired rights to the El Charro concession for approximately $25,000 and a royalty of 1.5% of net smelter return. We acquired the El Charro concession because it is surrounded entirely by our other concessions.

      Lack of Insurance

      The Company currently has no insurance in force at its mining properties and it cannot be certain that it can cover the risks associated with its mining operations or that it will be able to maintain insurance to cover these risks at economically feasible premiums.

      Purchase of House

      On July 5, 2005, Oro de Altar purchased a house located in Caborca, Sonora for the sum of $116,000 US Dollars. The Company has made payments of $80,000 with additional installments of $6,000 each for the remaining balance payable on the first of each month beginning August 1, 2005 and ending January 3, 2006. Title to the property does not transfer until full payments have been made. Therefore the initial payments have been classified as Other Deposits on the balance sheet.

NOTE 19 - Project Finance Facility

On February 2, 2005, we mandated Standard Bank London Limited as the exclusive arranger of a project finance facility of up to US$10 million for our El Chanate gold mining project and associated hedging. We anticipate that Standard Bank will administer the loan and the hedging throughout the construction and operational phases of the project.

Although the specific terms of the proposed financing are subject to alteration, we anticipate, among other things, that the loan would mature in five years after the initial draw and bear interest at a rate linked to the 1,2,3 or 6 month Libor rate. The loan would be secured by our assets and supported by our guarantee. In addition, we will be required to deposit all cash proceeds we receive from operations and other sources in an off-shore account. Absent default by us under the finance documents, we may use funds from this account for specific purposes such as approved operating costs, budgeted capital expenditures, hedging costs and funds payable to Standard Bank under the finance documents. We would be required to meet and maintain certain financial covenants and we would be required to conform to certain negative covenants such as restrictions on sale of assets. We also would be required to enter into a gold price protection program that mitigates the gold price risk by purchasing price protection in a manner satisfactory to the lender.

As required by the mandate, we issued to Standard Bank 1,000,000 common stock purchase warrants and paid an initial cash fee of $100,000. Such warrants have been valued at approximately $253,000 using the Black-Scholes option pricing model and are reflected as deferred financing costs as a reduction of stockholders' equity on the Company's balance sheet. Such costs will be amortized to operations over the life of the debt and in the event the transaction with Standard Bank is not consummated, such costs will be charged to operations immediately. The initial cash fee of $100,000 is included in other assets as prepaid debt issuance costs on

                            CAPITAL GOLD CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2005

NOTE 19 - Project Finance Facility (Continued)

the Company's balance sheet. Such costs will be amortized to operations over the life of the debt and in the event the transaction with Standard Bank is not consummated, such costs will be charged to operations immediately. If Standard Bank determines to proceed with the funding, we will be required to pay certain additional fees of $300,000 and issue to Standard Bank an additional 14,600,000 common stock purchase warrants.

Per our arrangement with Standard Bank, the shares issuable upon exercise of the 1,000,000 common stock purchase warrants have been included in the registration statement (discussed above in "February 2005 Private Placement") filed with the Securities and Exchange Commission covering their public resale. We also will be required to so register the shares issuable upon exercise of the additional 14,600,000 warrants if and when these warrants are issued. The warrants may be exercised at a price equivalent to the lower of a) $.32 per share and b) the Company's common share price at the closing date, but in no case less than $.30 per share.

This mandate is not a commitment to provide the funding. Funding is subject to satisfactory completion of due diligence, approvals from Standards Bank's credit committee and execution of definitive documentation.

NOTE 20 - Subsequent Events

On September 22, 2005, the Board of Directors, subject to stockholder approval, recommended an amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of capital stock from 150,000,000 to 200,000,000 shares. In addition, the Board of Directors, subject to stockholder approval, recommended that the Company reincorporate in the State of Delaware. Stockholders will vote on these proposals at a special meeting of stockholders to be held on November 18, 2005.

================================================================================

No dealer, salesman or any other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this Prospectus is current only as of this date.



         TABLE OF CONTENTS
                                          Page
Prospectus Summary........................  2
Risk Factors .............................  5
Forward-looking Statements................ 13
Use of Proceeds........................... 13
Dividend Policy........................... 13
Price Range of Common Stock............... 13
Selected Consolidated
Financial Data ..........................  14
Management's Discussion and
Analysis of Financial Condition
And Results of Operations................  16
Our Business ............................  25
Management ..............................  36
Executive Compensation...................  37
Principal Stockholders...................  39
Certain Relationships and
Related Transactions.....................  41
Selling Stockholders ....................  41
How the Shares May
Be Distributed...........................  45
Description of Securities
Being Registered .......................   47
Legal Matters ...........................  48
Experts .................................  48
Where you can find
More information ........................  48
Glossary.................................  49
Financial Statements.....................  F-1


                              64,464,361 SHARES OF
                                  COMMON STOCK



                            CAPITAL GOLD CORPORATION


                          ----------------------------


                                   PROSPECTUS


                          ----------------------------



                                January 30, 2005



================================================================================